Exhibit 10.52

MEMBERSHIP INTEREST

PURCHASE AND SALE AGREEMENT

SALE OF SOIF CREEKSIDE AND SPRINGHOUSE INTERESTS

FROM

BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND, LLC AND

BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND II, LLC

TO

BEMT CREEKSIDE, LLC AND BEMT SPRINGHOUSE, LLC

AND

SALE OF BEMT MEADOWMONT INTEREST

FROM

BEMT MEADOWMONT, LLC

TO

BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND II, LLC

CONTENTS

Clause		Page

Article 1.	SCHEDULE; DEFINITIONS; PURCHASE PRICE	2

1.1	Schedule	2
1.2	Definitions	3
1.3	Purchase and Sale	3
1.4	Earnest Money	3
1.5	Descriptive Headings; Word Meaning	3

Article 2.	INSPECTION	3

2.1	Due Diligence; Indemnity	3
2.2	Sellers’ Delivery of Specified Documents	4
2.3	Title and Survey	4
2.4	Objection Notice	4

Article 3.	OPERATIONS AND RISK OF LOSS	5

3.1	Ongoing Operations	5
3.2	Damage	6
3.3	Condemnation	6
3.4	Certain Tax Matters	6

Article 4.	CLOSING	7

4.1	Closing	7
4.2	Conditions to the Parties’ Obligations to Close	7
4.3	Sellers’ Deliveries in Escrow	8
4.4	Buyers’ Deliveries in Escrow	9
4.5	Closing Statements	10

Article 5.	PRORATIONS; COSTS	10

5.1	Prorations	10
5.2	Post-Closing Corrections	10
5.3	Costs; Transfer Taxes	10
5.4	Sales Commissions	10
5.5	Excluded Obligations and Assets	10

Article 6.	REPRESENTATIONS AND WARRANTIES	10

6.1	Sellers’ Representations and Warranties as to Sellers	10
6.2	SOIF I’s Representations and Warranties as to SOIF I Creekside Interest, SOIF I Springhouse Interest, BR Creekside Member, BR Springhouse Member, Creekside Companies and Springhouse Companies	12

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6.3	SOIF I’s Representations and Warranties as to the Properties	14
6.4	SOIF II’s Representations and Warranties as to SOIF II Creekside Interest, BR Creekside Member and Creekside Companies	15
6.5	SOIF II’s Representations and Warranties as to the Creekside Property	17
6.6	BEMT’s and BEMT Meadowmont’s Representations and Warranties as to BEMT Meadowmont Interest, BR Meadowmont Member and Meadowmont Companies	18
6.7	BEMT and BEMT Meadowmont’s Representations and Warranties as to the Meadowmont Property.	20
6.8	Buyers’ Representations and Warranties	21
6.9	Limitations; Definition of Knowledge	23
6.10	Survival of Representations and Warranties	23

Article 7.	DEFAULT AND REMEDIES	24

7.1	Sellers’ Default	24
7.2	Buyers’ Default	24
7.3	Other Expenses	24

Article 8.	INDEMNIFICATION AND LIMITATION ON LIABILITY	24

8.1	Indemnification between SOIF I and Buyers	24
8.2	Limitation on SOIF I’s Liability	24
8.3	Indemnification between SOIF II and Buyers	24
8.4	Limitation on SOIF II’s Liability	25
8.5	Indemnification between BEMT Meadowmont, BEMT and SOIF II	25
8.6	Limitation on BEMT Meadowmont’s and BEMT’s Liability	25
8.7	Survival	25

Article 9.	MISCELLANEOUS	25

9.1	Parties Bound	25
9.2	Headings; Entirety; Amendments	25
9.3	Invalidity and Waiver	26
9.4	Governing Law; Calculation of Time Periods; Time	26
9.5	No Third Party Beneficiary	26
9.6	Confidentiality	26
9.7	Enforcement Expenses	26
9.8	Notices	26
9.9	Construction	27
9.10	Execution in Counterparts	27
9.11	Further Assurances	27
9.12	Waiver of Jury Trial; Forum	27
9.13	Mutual Execution	28
9.14	Cooperation	28

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PURCHASE AND SALE AGREEMENT

SCHEDULE OF EXHIBITS AND APPENDICES

Exhibit A	-	Managing Members, Ventures, Properties and Percentage Interests

Exhibits B-1, B-2 and B-3	-	Org Charts

Appendix 1.2	-	Defined Terms

Appendix 4.3(f-1)	-	Form of Amended Venture Agreement for BR Creekside Member

Appendix 4.3(f-2)	-	Form of Amended Venture Agreement for BR Springhouse Member
Appendix 4.3(f-3)	-	Form of Amended Venture Agreement for BR Meadowmont Member

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MEMBERSHIP INTEREST

PURCHASE AND SALE AGREEMENT

This Membership Interest Purchase and Sale Agreement (this “Agreement”) is made as of the Effective Date (defined below), by and among BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND, LLC, a Delaware limited liability company (“SOIF I”), BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND II, LLC, a Delaware limited liability company (“SOIF II”), BEMT CREEKSIDE, LLC, a Delaware limited liability company (“BEMT Creekside”), BEMT SPRINGHOUSE, LLC, a Delaware limited liability company (“BEMT Springhouse”), BEMT MEADOWMONT, LLC, a Delaware limited liability company (“BEMT Meadowmont”) and, for purposes of certain representations and warranties hereunder only, BLUEROCK ENHANCED MULTIFAMILY HOLDINGS, L.P., a Delaware limited partnership (“BEMT”).

RECITALS

A. SOIF I is a manager of, and is the owner and holder of a one-third (1/3rd) limited liability company interest in BR Creekside Managing Member, LLC, a Delaware limited liability company (“BR Creekside Member”); and is a manager of, and is the owner and holder of a 50% limited liability company interest in BR Springhouse Managing Member, LLC, a Delaware limited liability company (“BR Springhouse Member”). SOIF II is a manager of, and is the owner of a one-third (1/3rd) limited liability company interest in BR Creekside Member. The BR Creekside Member and the BR Springhouse Member are collectively referred to herein as the “Managing Members.”

B. BEMT is the sole member of each of BEMT Creekside and BEMT Springhouse. BEMT Creekside is a manager of, and is the owner and holder of a one-third (1/3rd) limited liability company interest in BR Creekside Member. BEMT Springhouse is a manager of, and is the owner and holder of a 50% limited liability company interest in BR Springhouse Member.

C. BR Creekside Member is the managing member of, and is the owner and holder of a 69.925% limited liability company interest in BR Hawthorne Creekside JV, LLC, a Delaware limited liability company (“Creekside Venture”), which is the sole member of BR Creekside, LLC, a Delaware limited liability company (“Creekside Title Holder”), which is the fee simple owner and holder of the Creekside Property (as defined in Appendix 1.2).

D. BR Springhouse Member is the managing member of, and is the owner and holder of a 75% limited liability company interest in BR Hawthorne Springhouse JV, LLC, a Delaware limited liability company (“Springhouse Venture”), which is the sole member of BR Springhouse, LLC, a Delaware limited liability company (“Springhouse Title Holder”), which is the fee simple owner and holder of the Springhouse Property (as defined in Appendix 1.2).

E. Each of BR Creekside Member and BR Springhouse Member is an indirect owner of its respective Property (as defined in Appendix 1.2), as shown in the organizational charts attached to this Agreement as Exhibits B-1 and B-2.

F. BEMT is the sole member of BEMT Meadowmont. BEMT Meadowmont is a manager of, and is the owner and holder of a 32.5% limited liability company interest in BR Meadowmont Managing Member, LLC, a Delaware limited liability company (“BR Meadowmont Member”). BR Meadowmont Member is a co-manager of, and is the owner and holder of a 50% limited liability company interest in Bell BR Meadowmont JV, LLC, a Delaware limited liability company (“Meadowmont Venture”), which is the sole member of Bell BR Meadowmont, LLC, a Delaware limited liability company (“Meadowmont Title Holder”), which is the fee simple owner and holder of the Meadowmont Property (as defined in Appendix 2.2(a)). BR Meadowmont Member is an indirect owner of the Meadowmont Property, as shown in the organizational chart attached to this Agreement as Exhibit B-3.

G. SOIF I is a manager of, and is the owner and holder of a 25% limited liability company interest in BR Meadowmont Member. SOIF II is a manager of, and is the owner and holder of a 42.5% limited liability company interest in BR Meadowmont Member.

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H. SOIF I desires to sell, and BEMT Creekside desires to purchase from SOIF I, all of SOIF I’s right, title and interest in a 1.0% limited liability company interest in the BR Creekside Member (the “SOIF I Creekside Interest”), and SOIF II desires to sell, and BEMT Creekside desires to purchase from SOIF II, all of SOIF II’s right, title and interest in a 1.0% limited liability company interest in the BR Creekside Member (the “SOIF II Creekside Interest”)(collectively, the SOIF I Creekside Interest and the SOIF II Creekside Interest shall be referred to herein as the “Creekside Interests”), and the parties desire to amend the management structure of BR Creekside Member in connection therewith.

I. SOIF I desires to sell, and BEMT Springhouse desires to purchase from SOIF I, all of SOIF I’s right, title and interest in a 1.0% limited liability company interest in the BR Springhouse Member (the “SOIF I Springhouse Interest”) and SOIF I and BEMT Springhouse desire to amend the management structure of BR Springhouse Member in connection therewith (collectively, the SOIF I Creekside Interest, the SOIF II Creekside Interest and the SOIF I Springhouse Interest are referred to herein as the “SOIF Interests”).

J. BEMT Meadowmont desires to sell, and SOIF II desires to purchase from BEMT Meadowmont, all of BEMT Meadowmont’s right, title and interest in a 32.5% limited liability company interest in BEMT Meadowmont Member (the “BEMT Meadowmont Interest”).

K. BEMT Creekside and BEMT Springhouse are agreeing to purchase their respective SOIF Interests only if (i) the SOIF Interests are sold by SOIF I and SOIF II concurrently, and (ii) contemporaneously therewith, SOIF II purchases the BEMT Meadowmont Interest.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyers agree as follows:

ARTICLE 1. SCHEDULE; DEFINITIONS; PURCHASE PRICE

1.1 Schedule. Schedule 1.1 and the following basic terms are made a part of this Agreement:

Purchase Price:

(a) For the SOIF Interests, BEMT shall cause BEMT Creekside and BEMT Springhouse to pay an aggregate of $202,532 to SOIF I and SOIF II (collectively, the “SOIF Parties”), respectively, allocated in such amounts as set forth on Schedule 1.1.

(b) For the BEMT Meadowmont Interest, SOIF II shall pay an aggregate of $3,113,581 to BEMT Meadowmont in such respective amounts as set forth on Schedule 1.1.

(c) Payment of the Purchase Price at Closing is subject to adjustment for prorations and other adjustments as provided herein.

Earnest Money:	On behalf of BEMT Creekside, BEMT shall pay $10,000 in earnest money for the Creekside Interests. On behalf of BEMT Springhouse, BEMT shall pay $10,000 in earnest money for SOIF I Springhouse Interest. SOIF II shall pay $10,000 in earnest money for the BEMT Meadowmont Interest. All earnest money set forth in this Section 1.1 (the “Earnest Money”) shall be subject to a commercially reasonable form of escrow agreement.

Effective Date:	The latest date of execution of this Agreement by BEMT Parties and the SOIF Parties, as indicated on the signature page.

Due Diligence Period:	The period ending at 5:30 p.m. (New York, NY time) on Monday, June 25, 2012.

Closing Date:	June 27, 2012; provided that if the Debt Conditions have not been satisfied by June 27, 2012, either the BEMT Parties or the SOIF Parties (collectively, the “Parties,” individually each a “Party”) may extend the outside date for Closing to June 29, 2012 by written notice to the other parties on or prior to June 27, 2012. If such extension is exercised, the Closing Date shall be the date which is three days after satisfaction of the Debt Conditions and delivery of notice of such satisfaction to all Parties (or the next succeeding Business Day if such date is not a Business Day); but not later than June 29, 2012. The Parties shall notify each other within one Business Day after satisfaction of the Debt Conditions.

Notice Addresses:	See Section 9.8 herein.

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1.2 Definitions. Certain terms, capitalized but not defined in the body of this Agreement or otherwise designated in Section 1.1 hereof, shall have the meanings ascribed to them on Appendix 1.2 attached hereto.

1.3 Purchase and Sale. In accordance with the Recitals set forth above, which Recitals are incorporated into this Agreement and made a part thereof, the Parties agree to respectively purchase, sell and convey the SOIF Interests and BEMT Meadowmont Interest on the terms and conditions set forth herein, as further set forth on Schedule 1.1.

1.4 Earnest Money. If no Party exercises its right to terminate this Agreement on or before the expiration of the Due Diligence Period pursuant to Section 2.4, (i) the Parties shall enter into a commercially reasonable escrow agreement (the “Escrow Agreement”) with an escrow agent acceptable to the Parties (“Escrow Agent”) and (ii) on or before the Closing Date, shall deposit all Earnest Money with the Escrow Agent. The Earnest Money shall be held and disbursed as provided in the Escrow Agreement. If the Earnest Money becomes payable to any Party pursuant to any provision of this Agreement prior to the date the Earnest Money has been deposited with the Escrow Agent, then the Earnest Money shall nevertheless be deposited with the Escrow Agent and held and disbursed as provided in the Escrow Agreement.

1.5 Descriptive Headings; Word Meaning. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as “herein,” “hereinafter,” “hereof” and “hereunder” when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. The word “including” shall not be restrictive and shall be interpreted as if followed by the words “without limitation.”

ARTICLE 2. INSPECTION

2.1 Due Diligence; Existing Ownership by Buyers. Each Buyer to this Agreement acknowledges that, prior to the Effective Date, it has been an indirect owner of the Property for which it will be acquiring additional Interests, that said indirect ownership has existed for the same period of time as the Sellers and that it has had the same level of access to information regarding the Managing Members, the Companies and the Properties as each Seller. Buyers shall have the Due Diligence Period in which to examine and inspect the Interests, the Managing Members, the Companies and the Properties to determine, in their sole discretion, whether the Interests, the Managing Members, the Companies and the Properties are satisfactory to Buyers. Buyers and other parties designated by them (“Buyers’ Representative”) shall have reasonable access to all books and records for the Properties and the Companies that are in Sellers’ possession or control for the purpose of conducting due diligence and shall be able to conduct and complete such surveys, inspections and tests (including reasonable intrusive inspection and sampling), as may be required by Buyers. In the course of its investigations, but subject to the provisions of Section 9.6, Buyers may make inquiries to third parties, including, without limitation, municipal, local and other government representatives.

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If any inspection or test damages a Property, Buyers will restore such Property to its condition immediately prior to any such inspection or test. Notwithstanding the foregoing, Buyers shall not conduct any soil borings, core samples or other invasive testing without the prior written consent of Sellers, which consent will not unreasonably withheld, delayed or conditioned and which shall be deemed given unless the Sellers provide written notice of objection to Buyers, specifying the basis for such objection, within three (3) days after submission by Buyers of a request for such testing. Buyers, jointly and severally, shall indemnify, defend, and hold Sellers and each Title Holder harmless from any liens arising out of its inspections as well as any claims asserted by third parties against Sellers or any Title Holder (other than those arising out of the gross negligence or willful misconduct of Sellers or any of their respective Affiliates (other than BEMT, its Subsidiaries and its Advisor) to recover for personal injury or property damage as a result of Buyers’ Representative’s entry onto the Properties; provided, however, the indemnity shall not extend to protect Sellers from any pre-existing liabilities for matters merely discovered by Buyers (i.e., latent environmental contamination) so long as Buyers’ actions do not intentionally exacerbate any pre-existing liability of Sellers. Buyers shall procure and continue in force from and after the date Buyers and Buyers’ designated agents first enter the Properties, and continuing throughout the term of this Agreement, liability insurance of not less than $1,000,000. Prior to entering the Property, Buyers shall provide to Sellers a certificate of insurance evidencing such coverage. Buyer’s obligations under this Section 2.1 shall survive the termination of this Agreement for a period of twelve (12) months.

2.2 Seller’s Delivery of Specified Documents; Existing Ownership by Buyers. Upon Buyer’s written request, Sellers or their agents shall provide such applicable Buyer with access to a virtual data room containing any reasonable information sought by such Buyer (and not otherwise already in such Buyer’s possession) with respect to the Interests, the Managing Members, the Companies and the Properties. Information concerning each Property shall collectively be referred to herein as the “Property Information”, and information concerning the Interests, the Managing Members and the Companies shall collectively be referred to herein as the “Company Information”. During the pendency of this Agreement, (i) Sellers shall post in the virtual data room any document described above as and when it comes into Sellers’ possession or control or is produced by Sellers, after the initial delivery of the Property Information; and (ii) Sellers shall endeavor to keep Buyers reasonably informed as to the material operation of the Properties, and at the written request of the applicable Buyer, shall post in such virtual data room copies of leasing status reports, operating statements and other management reports with respect to the Properties prepared in the ordinary course of business. Without limiting the foregoing, Sellers shall make all other documents, files and information requested by Buyers (and not otherwise already in Buyers possession) concerning the Properties and the Companies in the possession or control of Sellers available for Buyers’ inspection in such virtual data room or such other location as the parties may reasonably agree.

2.3 Title and Survey. Buyers, at their own expense, may, during the Due Diligence Period, order (i) any owner lien searches (or other title updates) with respect to each of the Properties, (ii) such surveys or updates to existing surveys with respect to the Properties as they desire and (iii) such UCC, judgment, and tax lien searches with respect to Sellers, the Companies and the Properties as they desire. Sellers shall cooperate to cause, or request other parties to cause, the Title Holders and other parties, as applicable.

2.4 Objection Notice. If any Buyer is not satisfied in its sole discretion with any of its inspections, reviews or with any other matter concerning the Properties or the Companies, Buyer may, either (i) on or prior to the expiration of the Due Diligence Period, terminate this Agreement by notice to the applicable Seller, in which event no party shall have further obligations hereunder, except for the payment of certain expenses pursuant to Section 5.3 and except with respect to the provision of Section 2.1, or (ii) on or prior to June 23, 2012, raise certain objections by providing notice in writing (the “Objection Notice”), which Objection Notice may, at Buyer’s option, specify in reasonable detail which matters (the “Objections”) Buyer does not find satisfactory with respect to the Properties.

If a Buyer timely provides an Objection Notice, then Seller shall have two (2) Business Days after delivery of such Objection Notice to notify Buyer in writing as to whether it intends to remove or cause to be corrected to Buyer’s satisfaction, any of such Objections, and removal or correction of any such Objections which Seller elects to remove or correct (or is obligated to remove or correct hereunder) shall be a condition to Buyer’s obligation to close (collectively, “Mandatory Cure Items”). Anything herein to the contrary notwithstanding, Seller shall not have any obligation to remove or correct any Objections other than voluntary Encumbrances of the Interests or the Properties (but not including liens and security interests securing the Loans), or any other Objections which Sellers elect to cure as provided above, all of which shall be removed by Seller(s) on or before Closing. The foregoing notwithstanding, Seller shall be required to (i) remove any mechanic’s or material liens encumbering the Properties or (ii) cause such liens to be bonded over or secured to Buyer’s reasonable satisfaction.

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If Seller does not elect in writing to remove or correct any Objection to Buyer’s satisfaction within such two (2) Business Day period, then Buyer (i) shall elect by written notice to Seller on or prior to the expiration of the Due Diligence Period, to terminate this Agreement, in which event the Earnest Money (to the extent deposited with the Escrow Agent) shall be immediately returned to Buyer and neither party shall have any further obligations hereunder, except for the payment of certain expenses pursuant to Section 5.3 and except with respect to the provisions of Section 2.1, or (ii) shall accept the Interests and the Properties subject to any Objections (other than Mandatory Cure Items), and proceed to close as to all of the Interests, with the further right to deduct from the Purchase Price amounts required to remove any Mandatory Cure Items that are liens of an ascertainable amount.

If this Agreement is not terminated on or prior to the expiration of the Due Diligence Period, then Buyer shall proceed to close under this Agreement subject only to the satisfaction of Buyer’s closing conditions set forth in Section 4.2 of this Agreement.

ARTICLE 3. OPERATIONS AND RISK OF LOSS

For purposes of this Article 3, any covenant by a Seller shall only be with respect to such Interests, Managing Member, Companies or Properties in which such Seller owns a direct or indirect interest. The parties hereto acknowledge that SOIF II does not own or hold an indirect or direct interest in BR Springhouse Member, Springhouse Venture, Springhouse Title Holder or the Springhouse Property and makes no covenants with respect thereto.

3.1 Ongoing Operations. From the Effective Date through the Closing Date:

(a) Operation of Properties. Sellers shall use Commercially Reasonable Efforts to cause each Title Holder to maintain each Property in substantially its current condition, subject to ordinary wear and tear, natural deterioration and obsolescence between the Effective Date and the Closing Date, and in material compliance with all applicable Laws. Except as necessary to comply with the preceding sentence, Seller shall not make or permit any material alterations to the Properties or any portion thereof without Buyers’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Sellers will cause each Managing Member and each Company to perform its material obligations under all Leases, Service Contracts and other agreements that may affect it or its Property or the Interests. Sellers will not remove or permit the removal of any Personal Property except as may be required for necessary repair or replacement, and repair and replacement shall be of equal quality and quantity as existed as of the time of its removal. Neither of Sellers nor their employees, agents or contractors, shall knowingly or intentionally take or permit to be taken any action that causes Sellers’ representations or warranties to become materially untrue or that causes one or more of Buyers’ conditions to Closing to be unsatisfied or knowingly or intentionally fail to take any action within its actual control that is required to cause Sellers’ representations and warranties to be true.

(b) New Contracts and Exclusivity. Sellers shall not, and shall not knowingly or intentionally cause or permit any of the Managing Members or the Companies to, (i) without Buyer’s prior written consent (which may be withheld in Buyer’s reasonable discretion prior to the expiration of the Due Diligence Period and in Buyer’s sole discretion after the end of the Due Diligence Period), amend, grant concessions or waivers regarding or under, or enter into any material contract or other agreement that will be an obligation affecting any of the Managing Members, Companies or any Property after Closing or binding on any of the Managing Members or Companies after Closing, except leases or service contracts in the ordinary course of business consistent with past practices (and consistent with then-current concessions and parameters) and contracts terminable by any of the Managing Members or Companies without penalty on no later than 60 days’ notice or (ii) list the Interests or any Property with any broker or otherwise solicit, negotiate or accept any offers to sell all or any part of the Interests or the Properties or any interest therein or in any of the Subsidiaries. If Buyer fails to respond to a request of Seller for consent required by Section 3.1(b)(i) within five (5) days after Buyer’s receipt of Seller’s written request and all information reasonably required in order to make an informed decision, Buyer shall (A) prior to the expiration of the Due Diligence Period, be deemed to have consented to Seller entering into such contract or agreement and (B) after the expiration of the Due Diligence Period, be deemed to have objected to such proposed action.

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(c) Maintenance of Permits and Insurance. Sellers shall cause each of the Managing Members and Companies to maintain in existence all licenses, permits and approvals necessary or reasonably appropriate to the ownership, operation or improvement of its Property or Properties as well as all insurance currently affecting the Properties.

(d) Leasing. Sellers shall not cause or permit any Title Holder or any of the Managing Members or the Companies to enter into any Leases, or grant any lease concessions, incentives or waivers, except in the ordinary course of business consistent with current practices.

(e) Loan Documents. Sellers will cause the Managing Members and the Companies to timely comply with all of the terms and conditions of the Loan Documents. Except for any amendments expressly contemplated hereby, Sellers shall not and shall not cause or permit any of the Managing Members and the Companies to amend or terminate the Loan Documents without Buyer’s prior written consent (which may be withheld in Buyer’s reasonable discretion prior to the expiration of the Due Diligence Period and in Buyer’s sole discretion after the end of the Due Diligence Period).

(f) Property Encumbrances. Except for any liens and security interests securing the Loans, Sellers shall not create or acquiesce to the creation of, and shall not permit any Title Holder to create or acquiesce to the creation of, any Encumbrances to title with respect to any Property other than the Existing Title Exceptions with respect to such Property, without in each case the prior written consent of Buyer, which consent may not be unreasonably withheld, conditioned or delayed prior to the expiration of the Due Diligence Period, but which may be withheld in Buyer’s sole discretion following the expiration of the Due Diligence Date.

(g) Ownership Interests. Sellers shall not, and shall not permit any of the Managing Members or the Companies to, sell, assign, convey, transfer, pledge, hypothecate or otherwise Encumber any membership or partnership interest in any of the Companies, other than the assignment of the Interests pursuant to this Agreement.

3.2 Damage. Risk of loss up to and including the Closing Date shall be borne by Sellers. Sellers shall promptly give Buyers written notice of any damage to the Properties, describing such damage, stating whether such damage and loss of rents is covered by insurance and the estimated cost of repairing such damage. In the event of any “material damage” (described below) to any Property, Buyer may, at its option, by notice to Seller given within three (3) Business Days after Seller has provided the above described notice (and if necessary the Closing Date as it pertains to such Property, but only as it pertains to such Property, shall be extended to give Buyer the full three (3) Business Day period to make its election) to: (i) terminate this Agreement, or (ii) proceed under this Agreement and receive a credit at Closing for Seller’s applicable percentage of any applicable deductible amount under any insurance policies. If Buyer fails to timely make such election, Buyer shall be deemed to have elected to terminate this Agreement. If the applicable Property is not materially damaged, then (x) Buyer shall not have the right to terminate this Agreement and (y) at Closing, Buyer shall receive a credit for the applicable Percentage Interest of any deductible amount under said insurance policies and any uninsured loss. “Material damage” and “materially damaged” means, with respect to each Property, damage which in Buyer’s and Seller’s reasonable estimation (based on a third party report, prepared by a qualified third party, that is mutually acceptable to Buyer and Seller, each acting in its reasonable discretion) exceeds $500,000 to repair.

3.3 Condemnation. In the event any proceedings in eminent domain are contemplated, threatened or instituted against any portion of any Property by any Governmental Authority having the power of eminent domain, this Agreement shall terminate.

3.4 Certain Tax Matters. Between the Effective Date and the Closing Date, Sellers shall give Buyers and its authorized representatives full access to all books, records and tax returns of or relating to the Interests, whether in possession of a Sellers or any of their Affiliates or any third-party professional advisor or representative, in order that Buyers may have full opportunity to make such investigations as they shall desire to make of the Interests for tax purposes. Sellers shall use Commercially Reasonable Efforts to cause all of their respective third-party advisors and representatives, including without limitation accountants and attorneys, to fully cooperate and be available to Buyers in connection with such investigation.

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ARTICLE 4. CLOSING

This Agreement incorporates multiple transactions between the parties hereto wherein a Buyer in one transaction may be the Seller in another transaction, and vice-versa. For simplification of drafting, the actual names of the parties performing a Buyer or Seller requirement may be replaced by the terms “Buyer,” “Buyers,” “Seller” or “Sellers.” Use of these defined terms in a particular instance shall not include every “Buyer” or “Seller” party to this Agreement, but rather should be interpreted from the context of each particular transaction. Reference is hereby made to the Recitals, which have been incorporated into this Agreement and made a part thereof.

4.1 Closing. The Closing shall occur on the Closing Date. The transactions described herein shall be closed by means of concurrent delivery of the documents of title, transfer of interest and the Purchase Price.

4.2 Conditions to the Parties’ Obligations to Close.

(a)	Debt Conditions.

A. As a condition to Buyer’s obligation to close, any notice to a Lender to the conveyance of the Interests as a permitted transfer required under any of the Loan Documents shall have been delivered to each applicable Lender in accordance with the applicable Loan Documents, and any terms and conditions imposed by any such Lender in connection with the conveyance shall be satisfactory to the Buyer in its sole discretion.

B. As a condition to Buyer’s obligation to close, none of the Buyer or any of its direct or indirect owners shall be obligated to assume any personal liability for any of the undertakings under the Loan Documents. Furthermore, none of the Buyers or any of its direct or indirect owners shall be obligated to assume any liabilities related to Sellers’ Interests, and at Closing all of such Interests will be free from third-party loans and security interests, including without limitation any lien arising under the SOIF Parties’ KeyBank line of credit.

C. As a condition to Buyer’s obligation to close, as of the Closing Date there shall not exist any uncured event of default under the Loan Documents and each Title Holder shall have paid in full all interest and other amounts (including, without limitation, installments of principal and interest and any applicable fees, charges or penalties) that are then due and payable under the Loan Documents to which it is a party at or prior to Closing.

The conditions precedent set forth in this Section 4.2(a), are referred to collectively in this Agreement as the “Debt Conditions”. If Buyer does not exercise its right to terminate this Agreement on or before the expiration of the Due Diligence Period pursuant to Section 2.4, following the expiration of the Due Diligence Period, Seller shall use Commercially Reasonable Efforts to cause the Debt Conditions to be satisfied and Buyer agrees to cooperate in good faith and with reasonable diligence with such efforts. At Closing, Buyer shall pay (or reimburse Seller, as applicable, with respect to) (i) 50% of any payments required to be made to any Lender and (ii) 50% of the reasonable legal fees of counsel incurred in connection with satisfaction of the Debt Conditions in Section 4.2(a)(A). Buyer shall have the right to participate with Seller in respect to negotiation with each Lender concerning satisfaction of the Debt Conditions.

(b) Title Policies. It shall be a condition to Buyer’s obligation to close that title to the Property is vested of record in such Title Holder on the Closing Date, subject only to the Permitted Exceptions.

(c)Mutuality of Obligations to Close. The obligation of each party to consummate the Closing shall be contingent upon the satisfaction of all conditions precedent to such party’s obligation to close. It is the intention of the parties that all transactions under this Agreement shall be closed concurrently.

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(d) Performance Conditions. The obligation of Seller to consummate the Closing shall be contingent upon the following: (i) the respective Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date, except to the extent the inaccuracy of which would not have a Material Adverse Effect, without giving effect to any knowledge based qualifications; (ii) as of the Closing Date, the respective Buyer shall have performed its obligations hereunder that are to be performed on or prior to the Closing Date and all deliveries to be made at or prior to the Closing Date shall have been tendered. The obligation of Buyer to consummate the Closing shall be contingent upon the following: (x) the respective Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date, (y) as of the Closing Date, except to the extent the inaccuracy of which would not have a Material Adverse Effect, each respective Seller shall have performed its respective obligations hereunder that are to be performed on or prior to the Closing Date and all deliveries to be made at or prior to the Closing Date shall have been tendered (other than the failure by Sellers to provide or make available any immaterial document or information in accordance with Section 2.2).

(e) Other Mutual Conditions. The obligation of the respective Seller, on the one hand, and the respective Buyer, on the other hand, to consummate the Closing shall be contingent upon the following: (i) there shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings pending against any other party that would materially and adversely affect the operation or value of any Property (or with respect to Buyers’ obligation to close, any of the Companies) or the other party’s ability to perform its obligations under this Agreement; and (ii) all other conditions set forth in this Agreement to the other party’s obligation to close shall have been satisfied or waived in writing by such other party.

(f) Uncured Violations. As a condition to Buyers’ obligation to close, there shall be no notice issued after the expiration of the Due Diligence Period of any material violation or alleged material violation of any applicable Law, with respect to any Property or any of the Companies, which has not been corrected to the satisfaction of such Buyer.

(g) Failure of Condition. So long as a party is not in default hereunder beyond any applicable notice and cure periods, if any condition to such party’s obligation to proceed with the Closing set forth in this Agreement has not been satisfied as of the Closing Date (as it may have been extended by Buyers as provided herein), such party may, in its sole discretion, (i) terminate this Agreement in whole by delivering written notice to the other party on or before the Closing Date, or (ii) elect on or before the Closing Date to effect the Closing, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. Any failure to elect on or before the Closing Date under clauses (i) or (ii) above, shall be deemed an election under clause (i) above. If this Agreement is terminated due to a failure of a condition, which failure was not the result of a default by the particular Buyer hereunder, the Earnest Money shall be returned to said Buyer.

4.3 SOIF Parties’ Deliveries in Escrow. On or before the Closing Date, the SOIF Parties shall, respectively, deliver or cause to be delivered directly to each respective BEMT Party the following, each such document being duly executed and, where appropriate, in recordable form and notarized:

(a) Assignment of Interest. Two counterparts of an assignment of the BEMT Meadowmont Interest, the Creekside Interests and the SOIF I Springhouse Interest in form reasonably satisfactory to each respective BEMT Party, executed by the SOIF Parties, as applicable, and the applicable Managing Member (the “SOIF Parties’ Assignment of Interests”);

(b) FIRPTA. The certification of each of the SOIF Parties, as applicable, as to non-foreign status (the “FIRPTA Certificate);

(c) Authority. Evidence of the existence, organization and authority of the SOIF Parties and of the authority of the persons executing documents on behalf of the SOIF Parties reasonably satisfactory to the BEMT Parties;

(d) Debt Condition Documents. Such documents and deliveries from or on behalf of SOIF Parties or any Title Holder or Affiliate of any of them as may be required by any Lender to satisfy the Debt Conditions;

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(e) Bring-Down Certificate. A written certification by the SOIF Parties to the BEMT Parties, as applicable, certifying that the SOIF Parties’ representations and warranties in Article 6 of this Agreement are true and correct in all material respects as of the Closing Date, except as expressly disclosed in such certificate and except to the extent the inaccuracy of which would not have a Material Adverse Effect;

(f) Amended Venture Agreements. An amended Venture Agreement for each Managing Member (each an “Amended Venture Agreement” and collectively, the “Amended Venture Agreements”), in the forms attached hereto as Appendix 4.3(f-1) with respect to BR Creekside Member, Appendix 4.3(f-2) with respect to BR BR Springhouse Member, and Appendix 4.3(f-3) with respect to BR Meadowmont Member, each duly executed by, with respect to the BR Creekside Member, SOIF I and SOIF II, with respect to the BR Springhouse Member, SOIF I and with respect to BR Meadowmont Member, SOIF II;

(g) Updated Rent Roll and Schedule of Service Contracts. For each of the Springhouse Property and the Creekside Property, an updated Rent Roll and updated schedule of Service Contracts, dated not earlier than 10 day prior to the Closing Date;

(h) Purchase Price. The Purchase Price for the BEMT Meadowmont Interest, less the Earnest Money, plus or minus applicable prorations and adjustments as provided herein, paid by SOIF II on the Closing Date in immediate, same-day federal funds wired to BEMT Meadowmont’s account; and

(i) Other Deliveries. Such other documents, certificates and instruments reasonably necessary in order to effectuate the transactions described herein, including without limitation, transfer tax declarations, broker lien waivers, and any other Closing deliveries required to be made by or on behalf of the SOIF Parties.

4.4 BEMT Parties’ Deliveries in Escrow. At least two (2) Business Days prior to the Closing Date, the BEMT Parties shall, respectively, deliver or cause directly to each respective SOIF Party the following, each such document being duly executed and, where appropriate, in recordable form and notarized:

(a) Assignment of Interests. Two counterparts of each of an assignment of the BEMT Meadownmont Interest, the SOIF I Creekside Interest, the SOIF II Creekside Interest and the SOIF I Springhouse Interest in form reasonably satisfactory to the SOIF Parties, as applicable, and the applicable Managing Member (the “BEMT Parties’ Assignment of Interests”);

(b) FIRPTA. The certification of BEMT Meadowmont, as to non-foreign status (the “FIRPTA Certificate);

(c) Authority. Evidence of the existence, organization and authority of the BEMT Parties and of the authority of the persons executing documents on behalf of the BEMT Parties reasonably satisfactory to the SOIF Parties;

(d) Debt Condition Documents. Such documents and deliveries from or on behalf of BEMT Parties or any Title Holder or Affiliate of any of them as may be required by any Lender to satisfy the Debt Conditions.

(e) Bring-Down Certificate. A written certification by the BEMT Parties to the SOIF Parties, as applicable, certifying that the BEMT Parties’ representations and warranties in Article 6 of this Agreement are true and correct as of the Closing Date, except as expressly disclosed in such certificate;

(f) Amended Venture Agreements. The Amended Venture Agreements, in the forms attached hereto as Appendix 4.3(f-1) with respect to BR Creekside Member, Appendix 4.3(f-2) with respect to BR Springhouse Member, and Appendix 4.3(f-3) with respect to BR Meadowmont Member, each duly executed by, with respect to the BR Creekside Member, BEMT Creekside, with respect to the BR Springhouse Member, BEMT Springhouse and with respect to BR Meadowmont Member, BEMT Meadowmont;

(g) Updated Rent Roll and Schedule of Service Contracts. For the Meadowmont Property, an updated Rent Roll and updated schedule of Service Contracts, dated not earlier than 10 day prior to the Closing Date;

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(h) Purchase Price. The Purchase Price for the Creekside Interests and the SOIF I Springhouse Interest less the Earnest Money, plus or minus applicable prorations and adjustments as provided herein, paid by the BEMT Parties, as applicable, to the respective Seller on the Closing Date in immediate, same-day federal funds wired into the respective Seller’s account; and

(i) Other Deliveries. Such other documents, certificates and instruments reasonably necessary in order to effectuate the transactions described herein, including without limitation, transfer tax declarations, broker lien waivers, and any other Closing deliveries required to be made by or on behalf of the BEMT Parties.

4.5 Closing Statements. On or before the Closing Date, the SOIF Parties and the BEMT Parties shall execute closing statements consistent with this Agreement.

ARTICLE 5. PRORATIONS; COSTS

5.1 Prorations. Buyers and Sellers agree to use customary commercially reasonable practices to determine all prorations and adjustments to be made between Buyers and Sellers at Closing.

5.2 Post-Closing Corrections. Either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment, provided such adjustment is claimed by such party within twelve months after Closing. The provisions of this Section 5.2 shall survive the Closing.

5.3 Costs; Transfer Taxes. Buyers shall pay (i) the cost of any updated title reports, (ii) the costs of any survey updates or new surveys obtained by Buyers, (iii) other costs associated with Buyers’ due diligence activities and (iv) any Transfer Taxes due and payable with respect to the conveyance of the applicable Interests. Sellers shall pay the cost of removing any encumbrances on the applicable Interests. Except as provided in Section 4.2(a), Section 7.1, Section 7.3, Section 8.1, Section 8.3 and Section 9.7 of this Agreement, or in any document or instrument executed pursuant to this Agreement, each party shall be responsible for their own attorneys’ and other professional fees. Sellers and Buyers shall execute any required city, county and state transfer tax or other declarations.

5.4 Sales Commissions. Sellers and Buyers represent and warrant each to the other that they have not dealt with any real estate broker or sales person in connection with this transaction. In the event of any claim for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall indemnify, defend and hold harmless the other party from and against any such claim based upon any actual or alleged statement, representation or agreement of the indemnifying party. Notwithstanding the foregoing SOIF II and the BEMT Parties each acknowledge that Bluerock Property Management, LLC, is entitled to and shall receive at Closing a disposition fee of $136,216 in connection with the sale of the BEMT Meadowmont Interest. This provision shall survive the Closing and any termination of this Agreement.

5.5 Excluded Obligations and Assets.

(a) Seller Obligations. No Buyer or any of its direct or indirect owners shall be obligated to assume any liabilities related to Sellers’ Interests, and at Closing all of such Interests will be free from third-party loans and security interests, including without limitation any lien arising under the SOIF Parties’ KeyBank line of credit.

(b) Survival. The provisions of this Section 5.5 shall survive Closing indefinitely and shall not be subject to the limitations set forth in Section 6.10 or Article 8.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

6.1 Sellers’ Representations and Warranties as to Seller. As a material inducement to Buyer to execute this Agreement and consummate the Closing, each Seller represents and warrants to Buyer with respect to itself, and only itself, that:

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(a) Seller has been duly formed or organized as a limited liability company, is validly existing and is in good standing in the State of Delaware, and is authorized to exercise all its powers, rights and privileges.

(b) Seller has the power and authority, under its Charter Documents, to own and operate its assets, to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement.

(c) All manager, member, or other action on the part of Seller and each Managing Member necessary for Seller’s authorization, execution and delivery of this Agreement, and the performance of all obligations of Seller hereunder and the completion of the Closing pursuant hereto has been taken or will be taken prior to the Closing. This Agreement constitutes a legally binding and valid obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d) The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations pursuant hereto will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (x) any provision of Seller’s, Managing Members’ or the Companies’ Charter Documents as such documents exist immediately prior to the Closing; (y) any provision of any judgment, decree or order to which Seller, any Managing Members or any Company is a party or by which any of them or their respective properties or assets are bound; or (z) any statute, rule or governmental regulation applicable to Seller, any Managing Member or the Companies, or their respective property or assets.

(e) The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations pursuant hereto will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice any material contract or agreement to which Seller, any Managing Member, or any Company is a party, assuming the satisfaction of the Debt Conditions.

(f) The execution, delivery and performance by Seller of this Agreement does not require the consent, approval, notice, clearance, waiver, order or authorization of any Person or Governmental Authority that has not been obtained or given, except the satisfaction of the Debt Conditions.

(g) There is no action, suit, proceeding or investigation pending or, to the knowledge of Seller, threatened in writing against Seller that challenges the validity of this Agreement or the right of Seller to enter into this Agreement, or that might result, either individually or in the aggregate, in Seller’s inability to perform its obligations under this Agreement. There is no material judgment, decree or order of any court, arbitrator, tribunal or governmental or similar authority in effect against Seller, any Managing Member, or any Company, and neither Seller nor any Managing Member nor any Company is in material default with respect to any order or any court, arbitrator, tribunal or governmental or similar authority binding upon Seller, any Managing Member, or any Company or by which any of them or their respective properties or assets are bound, that would prevent Seller from performing it obligations under this Agreement.

(h) Seller is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any such employee benefit plan or plans.

(i) Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Properties and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in the transactions described herein, directly or indirectly, on behalf of, or instigating or facilitating the transactions described herein, directly or indirectly, on behalf of, any such person, group, entity or nation.

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(j) Seller is not insolvent and will not become insolvent by executing or performing its obligations under this Agreement or the documents to be executed in connection herewith.

6.2 SOIF I’s Representations and Warranties as to SOIF I Creekside Interest, SOIF I Springhouse Interest, BR Creekside Member, BR Springhouse Member, Creekside Companies and Springhouse Companies. As a material inducement to the BEMT Parties to execute this Agreement and consummate the Closing, SOIF I represents and warrants to the BEMT Parties, respectively, with respect to the SOIF I Creekside Interest, the SOIF I Springhouse Interest, BR Creekside Member, BR Springhouse Member, the Creekside Companies and the Springhouse Companies that:

(a) Each of the Managing Members and the Creekside Companies and the Springhouse Companies is duly formed as limited liability company, is validly existing and is in good standing under the laws of the State of Delaware.

(b) Each of the Title Holders is qualified to do business in and is in good standing in the state where its Property is located.

(c) SOIF I is the owner and holder of one-third (1/3rd) of the limited liability company interests in BR Creekside Member and is the owner and holder of 50% of the limited liability company interests in BR Springhouse Member. BR Creekside Member is the owner and holder of a 69.925% limited liability company interest in Creekside Venture, which is the sole member of Creekside Title Holder, which in turn is the fee simple owner and holder of the Creekside Property. BR Springhouse Member is the managing member of, and is the owner and holder of a 75% limited liability company interest in the Springhouse Venture, which is the sole member of Springhouse Title Holder, which in turn is the fee simple owner and holder of the Springhouse Property. Each of BR Creekside Member, Creekside Venture, Creekside Title Holder, Creekside Property, BR Springhouse Member, Springhouse Venture, Springhouse Title Holder and Springhouse Property are free and clear of any lien or security interest, subject only to restrictions on transfer imposed under applicable U.S. federal and state securities Laws, the limited liability company agreement of each such Venture and the Loan Documents; and the applicable Managing Member has not conveyed, transferred, assigned, pledged or hypothecated any interests in its Venture, in whole or in part, or granted any rights, options or rights of first refusal or first offer to purchase any of such interests or any portion thereof (except for the rights of the BEMT Parties under this Agreement with respect to the SOIF I Creekside Interest and the SOIF I Springhouse Interest). The SOIF I Creekside Interest and the SOIF I Springhouse Interest in the Managing Members have been duly and validly issued and, except as contemplated by this Agreement or the limited liability company agreement of each such Managing Member, there exists no agreement, arrangement or obligation (actual or contingent) to issue, transfer, redeem, repay or repurchase any such Interest or any portion thereof.

(d) Other than as provided in the limited liability company agreement of each Managing Member and each Venture, there are no options, warrants, stock appreciation rights, calls, pre-emptive rights, subscriptions, contribution rights, convertible securities, or other rights or other agreements or commitments of any character whatsoever which are an obligation of SOIF I, any Managing Member or any of the Companies to issue, transfer or sell any securities exercisable for, or otherwise evidencing a right to acquire, any interests of any kind in any of the Managing Member or the Companies (except the rights of the BEMT Parties under this Agreement).

(e) The organizational charts attached to this Agreement as Exhibits B-1 and B-2 are correct and correctly show each of the applicable Ventures and its respective Subsidiaries and the percentage of the ownership interest of each holder of interests in the respective Ventures and its respective Subsidiaries immediately prior to the Closing hereunder.

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(f) SOIF I has delivered or made available to the BEMT Parties complete and correct copies, as amended to date, of the Charter Documents of each of the Companies and Tax information filings and returns of such entities, including all amendments thereto since the initial formation of such entities.

(g) None of the Companies owns assets or property, or any interests therein (whether direct or indirect), except the applicable Properties and interests in the other Companies as shown on the Org Charts, or engages or will engage in any business or activity other than in connection with its ownership of the Properties and interests in other Companies.

(h) The books and records of each Company required to be kept by Law are current and have been maintained in all material respects in accordance with all applicable Laws on a proper and consistent basis and contain complete and accurate records, in all material respects, of all matters required to be dealt with in such books and records and all such books and records are in the possession and control of SOIF I, the applicable Managing Member or the applicable Venture.

(i) The financial statements of the Companies (collectively the “Financial Statements”) provided to the BEMT Parties in the Due Diligence Materials are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, consistently applied, present fairly in all material respects the financial position and result of operations of the applicable Companies, at the dates and for the periods to which they relate and show all material liabilities, absolute or contingent, of the Companies; provided, however, that any Financial Statements for periods other than the fiscal year end of the Companies are subject to modification resulting from the absence of footnotes thereto and ordinary course fiscal year-end audit adjustments. Except as set forth in the Financial Statements, the Companies have no liabilities, debts, or other obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business of the Title Holders subsequent to the respective dates of the Financial Statements, (ii) obligations under contracts and commitments incurred in the ordinary course of business of the Title Holders and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually and in the aggregate, are immaterial in amount, (iii) obligations under leases and service contracts incurred in the ordinary course of business, not including any breach of such leases or service contracts, and (iv) liabilities identified and prorated pursuant to Section 5.1.

(j) The Companies have not had any employees and will not have any employees from the date hereof through the Closing Date.

(k) There is no claim, litigation, arbitration or other proceeding pending or, to the knowledge of SOIF I, threatened, in writing, against any of the Managing Members or the Companies, except as set forth on the Disclosure Schedule.

(l) All books, files and records delivered by or on behalf of SOIF I to the BEMT Parties, or made available by SOIF I to Buyer for review, are the complete and unaltered copies, in all material respects, of such books, files and records in SOIF I’s possession or control. All books, files and records related to the Companies in SOIF’s possession or control have been, or will be during the Due Diligence Period, delivered or made available to the BEMT Parties for review.

(m) With respect to the following tax matters, to SOIF I’s knowledge: All Tax or information filings and returns required to be filed by each of the Companies have been properly prepared and duly filed, and, except with respect to appeals of any property tax assessments that are being contested in good faith in the ordinary course of business, all Taxes required to be paid by any of the Companies have been paid in full. There are no (A) pending audits, actions, proceedings or examinations of any of the Companies or of any of the Tax or information returns of the Companies, as applicable, being conducted by any federal, state, local, or foreign taxing authority, (B) pending or threatened claims or disputes relating to any Taxes allegedly owed by any of the Companies or (C) outstanding agreements or waivers extending the statutory limitations period applicable to the payment of any Taxes by or on behalf of any of the Companies with respect to any filed returns. The Due Diligence Materials contain true, correct and complete copies, in all material respects, of all tax returns of the Companies since the formation of each, including copies of all Schedules K-1 issued or received by any limited liability company.

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6.3 SOIF I’s Representations and Warranties as to the Properties. As a material inducement to the BEMT Parties to execute this Agreement and consummate the Closing, SOIF I represents and warrants to the BEMT Parties with respect to the Creekside Property and the Springhouse Property that:

(a) The most current Rent Roll for each Property delivered to Buyer as part of the Property Information is the Rent Roll relied upon by SOIF I in the ordinary course of business.

(b) To SOIF I’s knowledge, each Title Holder has complied in all material respects with its obligations under each of the Leases in effect with respect to its Property.

(c) The list of Service Contracts included in the Due Diligence Materials is true and correct in all material respects as of the date of its preparation. Other than the Service Contracts delivered to the BEMT Parties as part of the Property Information, there are, to SOIF I’s knowledge, no other property or asset management contracts or other arrangements, contracts and agreements to which any of the Companies is a party affecting the ownership, repair, maintenance, leasing or operation of the Properties, and the copies of such documents delivered to the BEMT Parties are true and correct in all material respects. To SOIF I’s knowledge, neither the applicable Title Holder nor any other party to any of the Service Contracts is in default thereunder beyond any applicable notice or cure period.

(d) There are no pending or, to SOIF I’s knowledge, threatened in writing (a) eminent domain proceedings for the condemnation of any portion of the Land or (b) litigation against the Title Holder or any of the Companies in respect of any Property which, if decided adversely to the Title Holder or any of the Companies, would have a Material Adverse Effect.

(e) To SOIF I’s knowledge, and except as set forth on a Disclosure Schedule: (a) all material licenses or permits necessary to operate each Property in material compliance with applicable Laws and otherwise as presently operated are in full force and effect and (b) the Title Holder is in compliance in all material respects with each such license and permit.

(f) Except as set forth on a Disclosure Schedule, no Company has received written notice from any governmental authority or agency having jurisdiction over its Property that the Property or its use is in material violation of any Law that would have a Material Adverse Effect.

(g) To SOIF I’s knowledge, and except as may be disclosed in the environmental reports made available to the BEMT Parties as a part of the Property Information, no Hazardous Materials have, during the period of each Title Holder’s ownership of its respective Property, existed or currently exist in, on or under, or have been or are being disposed of or released from, such Property in quantities that exceed reportable concentrations under current applicable Environmental Laws; and, to SOIF I’s knowledge, no well or wells, underground storage tank or tanks (whether existing or abandoned) exist or have, during the period of each Title Holder’s ownership of its respective Property, existed on or under such Property.

(h) Copies of the Property Information and all documents containing information material to the ownership or operation of the Properties have been delivered to the BEMT Parties and are true, correct and complete copies; and SOIF I is not aware of any material inaccuracy or omission in such information.

(i) The Loan Documents delivered to the BEMT Parties as part of the Property Information include true, accurate and complete copies in all material respects of all of the documents and instruments in effect with respect to the Loans, including all amendments, modifications and supplements thereto. No material default or breach exists under any Loan Document beyond any applicable cure period, nor does there exist any material default or breach, or any material event or circumstance, which, with the giving of notice or passage of time, or both, would constitute, to SOIF I’s knowledge, a material default or breach by the Title Holder or any other party under any of the Loan Documents.

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(j) Each Title Holder is the owner of its respective Personal Property free and clear of all Encumbrances other than the Permitted Exceptions, and has not previously assigned its rights in and to its Personal Property except for security interests granted as security for the Loans. Except as set forth in the Property Information, the Title Holders do not lease any equipment or other personal property in connection with the ownership or operation of their respective Properties.

(k) All vacant rental units at the Properties are substantially in rent ready condition, except for units vacant for routine cleaning or maintenance as is customarily performed by each Title Holder in the ordinary course of business consistent with current practices.

(l) Except as set forth in a Disclosure Schedule, SOIF I has not received written notice of any uncured violation of any declaration of covenants, conditions and restrictions, reciprocal easement agreements or similar instrument governing or affecting the use, operation, maintenance, management or improvement of all of any portion of any Property (collectively “CCRs”), and to SOIF I’s knowledge no Title Holder is in material default under, and each Property is in compliance in all material respects with, all applicable CCRs. Without limiting the foregoing, to SOIF I’s knowledge, no Title Holder is in default with respect to payment of any material contributions or assessments payable by such Title Holder under any CCRs.

6.4 SOIF II’s Representations and Warranties as to SOIF II Creekside Interest, BR Creekside Member and Creekside Companies. As a material inducement to BEMT Creekside to execute this Agreement and consummate the Closing, SOIF II represents and warrants to BEMT Creekside with respect to the SOIF II Creekside Interest, BR Creekside Member and Creekside Companies that:

(a) Each of BR Creekside Member and the Creekside Companies is duly formed as a limited liability company, is validly existing and is in good standing under the laws of the State of Delaware.

(b) The Creekside Title Holder is qualified to do business in and is in good standing in the State of Tennessee.

(c) SOIF II is the owner and holder of one-third (1/3rd) of the limited liability company interests in BR Creekside Member. BR Creekside Member is the owner and holder of a 69.925% limited liability company interest in Creekside Venture, which is the sole member of Creekside Title Holder, which in turn is the fee simple owner and holder of the Creekside Property, in each case free and clear of any lien or security interest, subject only to restrictions on transfer imposed under applicable U.S. federal and state securities Laws, the limited liability company agreement of each such Venture and the Loan Documents; and the BR Creekside Member has not conveyed, transferred, assigned, pledged or hypothecated any interests in Creekside Venture, in whole or in part, or granted any rights, options or rights of first refusal or first offer to purchase any of such interests or any portion thereof (except for the rights of the BEMT Parties under this Agreement with respect to the Interests). The SOIF II Creekside Interest has been duly and validly issued and, except as contemplated by this Agreement or the limited liability company agreement of BR Creekside Member, there exists no agreement, arrangement or obligation (actual or contingent) to issue, transfer, redeem, repay or repurchase the SOIF II Creekside Interest or any portion thereof.

(d) Other than as provided in the limited liability company agreement of BR Creekside Member and Creekside Venture, there are no options, warrants, stock appreciation rights, calls, pre-emptive rights, subscriptions, contribution rights, convertible securities, or other rights or other agreements or commitments of any character whatsoever which are an obligation of SOIF II, BR Creekside Member or any of the Creekside Companies to issue, transfer or sell any securities exercisable for, or otherwise evidencing a right to acquire, any interests of any kind in any of the BR Creekside Member or the Creekside Companies (except the rights of the BEMT Parties under this Agreement).

(e) The organizational chart attached to this Agreement as Exhibit B-1 is correct and correctly shows the BR Creekside Member, Creekside Venture and its respective Subsidiaries and the percentage of the ownership interest of each holder of interests in the BR Creekside Member, Creekside Venture and its respective Subsidiaries immediately prior to the Closing hereunder.

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(f) SOIF II has delivered or made available to the BEMT Parties complete and correct copies, as amended to date, of the Charter Documents of the BR Creekside Member and the Creekside Companies and Tax information filings and returns of such entities, including all amendments thereto since the initial formation of such entities.

(g) None of the BR Creekside Member or the Creekside Companies owns assets or property, or any interests therein (whether direct or indirect), except the Creekside Property and interests in the other Creekside Companies as shown on the Org Charts, or engages or will engage in any business or activity other than in connection with its ownership of the Creekside Property and interests in other Creekside Companies.

(h) The books and records of each of the BR Creekside Member and each Creekside Company required to be kept by Law are current and have been maintained in all material respects in accordance with all applicable Laws on a proper and consistent basis and contain complete and accurate records, in all material respects, of all matters required to be dealt with in such books and records and all such books and records are in the possession and control of SOIF II, the BR Creekside Member or the Creekside Venture.

(i) The financial statements of the BR Creekside Member and the Creekside Companies (collectively the “Financial Statements”) provided to the BEMT Parties in the Due Diligence Materials are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, consistently applied, present fairly in all material respects the financial position and result of operations of the applicable companies, at the dates and for the periods to which they relate and show all material liabilities, absolute or contingent, of the companies; provided, however, that any Financial Statements for periods other than the fiscal year end of the companies are subject to modification resulting from the absence of footnotes thereto and ordinary course fiscal year-end audit adjustments. Except as set forth in the Financial Statements, the BR Creekside Member and the Creekside Companies have no liabilities, debts, or other obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business of the Title Holders subsequent to the respective dates of the Financial Statements, (ii) obligations under contracts and commitments incurred in the ordinary course of business of the Title Holders and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually and in the aggregate, are immaterial in amount, (iii) obligations under leases and service contracts incurred in the ordinary course of business, not including any breach of such leases or service contracts, and (iv) liabilities identified and prorated pursuant to Section 5.1.

(j) The BR Creekside Member and the Creekside Companies have not had any employees and will not have any employees from the date hereof through the Closing Date.

(k) There is no claim, litigation, arbitration or other proceeding pending or, to the knowledge of SOIF II, threatened, in writing, against any of the BR Creekside Member or the Creekside Companies, except as set forth on the Disclosure Schedule.

(l) All books, files and records delivered by or on behalf of SOIF II to the BEMT Parties, or made available by SOIF II to the BEMT Parties for review, are the complete and unaltered copies, in all material respects, of such books, files and records in SOIF II’s possession or control. All books, files and records related to the BR Creekside Member and the Creekside Companies in SOIF II’s possession or control have been, or will be during the Due Diligence Period, delivered or made available to the BEMT Parties for review.

(m) With respect to the following tax matters, to SOIF II’s knowledge: All Tax or information filings and returns required to be filed by each of the BR Creekside Member and the Creekside Companies have been properly prepared and duly filed, and, except with respect to appeals of any property tax assessments that are being contested in good faith in the ordinary course of business, all Taxes required to be paid by any of the BR Creekside Member or the Creekside Companies have been paid in full. There are no (A) pending audits, actions, proceedings or examinations of any of the BR Creekside Member or the Creekside Companies or of any of the Tax or information returns of the BR Creekside Member or the Creekside Companies, as applicable, being conducted by any federal, state, local, or foreign taxing authority, (B) pending or threatened claims or disputes relating to any Taxes allegedly owed by any of the BR Creekside Member or the Creekside Companies or (C) outstanding agreements or waivers extending the statutory limitations period applicable to the payment of any Taxes by or on behalf of any of the BR Creekside Member or the Creekside Companies with respect to any filed returns. The Due Diligence Materials contain true, correct and complete copies, in all material respects, of all tax returns of the BR Creekside Member of the Creekside Companies since the formation of each, including copies of all Schedules K-1 issued or received by any limited liability company.

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6.5 SOIF II’s Representations and Warranties as to the Creekside Property. As a material inducement to BEMT Creekside to execute this Agreement and consummate the Closing, SOIF II represents and warrants to BEMT Creekside with respect to the Creekside Property that:

(a) The most current Rent Roll for the Creekside Property delivered to the BEMT Parties as part of the Property Information is the Rent Roll relied upon by SOIF II in the ordinary course of business.

(b) To SOIF II’s knowledge, Creekside Title Holder has complied in all material respects with its obligations under each of the Leases in effect with respect to the Creekside Property.

(c) The list of Service Contracts for the Creekside Property included in the Due Diligence Materials is true and correct in all material respects as of the date of its preparation. Other than the Service Contracts for the Creekside Property delivered to the BEMT Parties as part of the Property Information, there are, to SOIF II’s knowledge, no other property or asset management contracts or other arrangements, contracts and agreements to which any of BR Creekside Member or the Creekside Companies is a party affecting the ownership, repair, maintenance, leasing or operation of the Creekside Property, and the copies of such documents delivered to the BEMT Parties are true and correct in all material respects. To SOIF II’s knowledge, neither the Creekside Title Holder nor any other party to any of the Service Contracts is in default thereunder beyond any applicable notice or cure period.

(d) There are no pending or, to SOIF II’s knowledge, threatened in writing (a) eminent domain proceedings for the condemnation of any portion of the Creekside Land or (b) litigation against the Creekside Title Holder or any of the BR Creekside Member or the Creekside Companies in respect of the Creekside Property which, if decided adversely to the Creekside Title Holder or any of the BR Creekside Member or the Creekside Companies, would have a Material Adverse Effect.

(e) To SOIF II’s knowledge, and except as set forth on a Disclosure Schedule: (a) all material licenses or permits necessary to operate the Creekside Property in material compliance with applicable Laws and otherwise as presently operated are in full force and effect and (b) the Creekside Title Holder is in compliance in all material respects with each such license and permit.

(f) Except as set forth on a Disclosure Schedule, neither the BR Creekside Member nor the Creekside Companies has received written notice from any governmental authority or agency having jurisdiction over the Creekside Property that the Creekside Property or its use is in material violation of any Law that would have a Material Adverse Effect.

(g) To SOIF II’s knowledge, and except as may be disclosed in the environmental reports made available to Buyers as a part of the Property Information, no Hazardous Materials have, during the period of the Creekside Title Holder’s ownership of the Creekside Property, existed or currently exist in, on or under, or have been or are being disposed of or released from, the Creekside Property in quantities that exceed reportable concentrations under current applicable Environmental Laws; and, to SOIF II’s knowledge, no well or wells, underground storage tank or tanks (whether existing or abandoned) exist or have, during the period of the Creekside Title Holder’s ownership of the Creekside Property, existed on or under the Creekside Property.

(h) Copies of the Property Information and all documents containing information material to the ownership or operation of the Creekside Property have been delivered to the BEMT Parties and are true, correct and complete copies; and SOIF II is not aware of any material inaccuracy or omission in such information.

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(i) The Loan Documents pertaining to the Creekside Property delivered to the BEMT Parties as part of the Property Information include true, accurate and complete copies in all material respects of all of the documents and instruments in effect with respect to the Loans, including all amendments, modifications and supplements thereto. No material default or breach exists under any Loan Document pertaining to the Creekside Property beyond any applicable cure period, nor does there exist any material default or breach, or any material event or circumstance, which, with the giving of notice or passage of time, or both, would constitute, to SOIF II’s knowledge, a material default or breach by the Creekside Title Holder or any other party under any of the Loan Documents pertaining to the Creekside Property.

(j) The Creekside Title Holder is the owner of its respective Personal Property free and clear of all Encumbrances other than the Permitted Exceptions, and has not previously assigned its rights in and to its Personal Property except for security interests granted as security for the Loans. Except as set forth in the Property Information, the Creekside Title Holder does not lease any equipment or other personal property in connection with the ownership or operation of the Creekside Property.

(k) All vacant rental units at the Properties are substantially in rent ready condition, except for units vacant for routine cleaning or maintenance as is customarily performed by each Title Holder in the ordinary course of business consistent with current practices.

(l) Except as set forth in the Disclosure Schedule, SOIF II has not received written notice of any uncured violation of any declaration of covenants, conditions and restrictions, reciprocal easement agreements or similar instrument governing or affecting the use, operation, maintenance, management or improvement of all of any portion of the Creekside Property (collectively “CCRs”), and to SOIF II’s knowledge the Creekside Title Holder is not in material default under, and the Creekside Property is in compliance in all material respects with, all applicable CCRs. Without limiting the foregoing, to SOIF II’s knowledge, the Creekside Title Holder is not in default with respect to payment of any material contributions or assessments payable by Creekside Title Holder under any CCRs.

6.6 BEMT’s and BEMT Meadowmont’s Representations and Warranties as to BEMT Meadowmont Interest, BR Meadowmont Member and Meadowmont Companies. As a material inducement to SOIF II to execute this Agreement and consummate the Closing, BEMT and BEMT Meadowmont represent and warrant to SOIF II with respect to the BEMT Meadowmont Interest, BR Meadowmont Member and the Meadowmont Companies that:

(a) Each of BR Meadowmont Member and the Meadowmont Companies is duly formed as a limited liability company, is validly existing and is in good standing under the laws of the State of Delaware.

(b) The Meadowmont Title Holder is qualified to do business in and is in good standing in the State of North Carolina.

(c) BEMT Meadowmont is the owner and holder of 32.5% of the limited liability company interests in BR Meadowmont Member. BR Meadowmont Member is the owner and holder of a 50% limited liability company interest in Meadowmont Venture, which is the sole member of Meadowmont Title Holder, which in turn is the fee simple owner and holder of the Meadowmont Property, in each case free and clear of any lien or security interest, subject only to restrictions on transfer imposed under applicable U.S. federal and state securities Laws, the limited liability company agreement of the Meadowmont Venture and the BR Meadowmont Member and the Loan Documents; and the BR Meadowmont Member has not conveyed, transferred, assigned, pledged or hypothecated any interests in Meadowmont Venture, in whole or in part, or granted any rights, options or rights of first refusal or first offer to purchase any of such interests or any portion thereof (except for the rights of SOIF II under this Agreement with respect to the BEMT Meadowmont Interest). The BEMT Meadowmont Interest has been duly and validly issued and, except as contemplated by this Agreement or the limited liability company agreement of BR Meadowmont Member, there exists no agreement, arrangement or obligation (actual or contingent) to issue, transfer, redeem, repay or repurchase the BEMT Meadowmont Interest or any portion thereof.

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(d) Other than as provided in the limited liability company agreement of BR Meadowmont Member and Meadowmont Venture, there are no options, warrants, stock appreciation rights, calls, pre-emptive rights, subscriptions, contribution rights, convertible securities, or other rights or other agreements or commitments of any character whatsoever which are an obligation of BEMT Meadowmont, BR Meadowmont Member or any of the Meadowmont Companies to issue, transfer or sell any securities exercisable for, or otherwise evidencing a right to acquire, any interests of any kind in any of the BR Meadowmont Member or the Meadowmont Companies (except the rights of the SOIF II under this Agreement).

(e) The organizational chart attached to this Agreement as Exhibit B-3 is correct and correctly shows the BR Meadowmont Member, Meadowmont Venture and its respective Subsidiaries and the percentage of the ownership interest of each holder of interests in the BR Meadowmont Member, Meadowmont Venture and its Subsidiaries immediately prior to the Closing hereunder.

(f) BEMT Meadowmont has delivered or made available to SOIF II complete and correct copies, as amended to date, of the Charter Documents of the BR Meadowmont Member and the Meadowmont Companies and Tax information filings and returns of such entities, including all amendments thereto since the initial formation of such entities.

(g) None of the BR Meadowmont Member or the Meadowmont Companies owns assets or property, or any interests therein (whether direct or indirect), except the Meadowmont Property and interests in the other Meadowmont Companies as shown on the Org Charts, or engages or will engage in any business or activity other than in connection with its ownership of the Meadowmont Property and interests in other Meadowmont Companies.

(h) The books and records of each of the BR Meadowmont Member and each Meadowmont Company required to be kept by Law are current and have been maintained in all material respects in accordance with all applicable Laws on a proper and consistent basis and contain complete and accurate records, in all material respects, of all matters required to be dealt with in such books and records and all such books and records are in the possession and control of BEMT Meadowmont, the BR Meadowmont Member or the Meadowmont Venture.

(i) The financial statements of the BR Meadowmont Member and the Meadowmont Companies (collectively the “Financial Statements”) provided to SOIF II in the Due Diligence Materials are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, consistently applied, present fairly in all material respects the financial position and result of operations of the applicable companies, at the dates and for the periods to which they relate and show all material liabilities, absolute or contingent, of the companies; provided, however, that any Financial Statements for periods other than the fiscal year end of the companies are subject to modification resulting from the absence of footnotes thereto and ordinary course fiscal year-end audit adjustments. Except as set forth in the Financial Statements, the BR Meadowmont Member and the Meadowmont Companies have no liabilities, debts, or other obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business of the Meadowmont Title Holder subsequent to the respective dates of the Financial Statements, (ii) obligations under contracts and commitments incurred in the ordinary course of business of the Meadowmont Title Holder and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually and in the aggregate, are immaterial in amount, (iii) obligations under leases and service contracts incurred in the ordinary course of business, not including any breach of such leases or service contracts, and (iv) liabilities identified and prorated pursuant to Section 5.1.

(j) The BR Meadowmont Member and the Meadowmont Companies have not had any employees and will not have any employees from the date hereof through the Closing Date.

(k) There is no claim, litigation, arbitration or other proceeding pending or, to the knowledge of BEMT Meadowmont, threatened, in writing, against any of the BR Meadowmont Member or the Meadowmont Companies, except as set forth on the Disclosure Schedule.

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(l) All books, files and records delivered by or on behalf of BEMT Meadowmont to SOIF II, or made available by BEMT Meadowmont to SOIF II for review, are the complete and unaltered copies, in all material respects, of such books, files and records in BEMT Meadowmont’s possession or control. All books, files and records related to the BR Meadowmont Member and the Meadowmont Companies in BEMT Meadowmont’s possession or control have been, or will be during the Due Diligence Period, delivered or made available to SOIF II for review.

(m) With respect to the following tax matters, to BEMT Meadowmont’s knowledge: All Tax or information filings and returns required to be filed by each of the BR Meadowmont Member and the Meadowmont Companies have been properly prepared and duly filed, and, except with respect to appeals of any property tax assessments that are being contested in good faith in the ordinary course of business, all Taxes required to be paid by any of the BR Meadowmont Member or the Meadowmont Companies have been paid in full. There are no (A) pending audits, actions, proceedings or examinations of any of the BR Meadowmont Member or the Meadowmont Companies or of any of the Tax or information returns of the BR Meadowmont Member or the Meadowmont Companies, as applicable, being conducted by any federal, state, local, or foreign taxing authority, (B) pending or threatened claims or disputes relating to any Taxes allegedly owed by any of the BR Meadowmont Member or the Meadowmont Companies or (C) outstanding agreements or waivers extending the statutory limitations period applicable to the payment of any Taxes by or on behalf of any of the BR Meadowmont Member or the Meadowmont Companies with respect to any filed returns. The Due Diligence Materials contain true, correct and complete copies, in all material respects, of all tax returns of the BR Meadowmont Member of the Meadowmont Companies since the formation of each, including copies of all Schedules K-1 issued or received by any limited liability company.

6.7 BEMT and BEMT Meadowmont’s Representations and Warranties as to the Meadowmont Property. As a material inducement to SOIF II to execute this Agreement and consummate the Closing, BEMT and BEMT Meadowmont represents and warrants to SOIF II with respect to the Meadowmont Property that:

(a) The most current Rent Roll for the Meadowmont Property delivered to Buyers as part of the Property Information is the Rent Roll relied upon by BEMT Meadowmont in the ordinary course of business.

(b) To BEMT Meadowmont’s knowledge, Meadowmont Title Holder has complied in all material respects with its obligations under each of the Leases in effect with respect to the Meadowmont Property.

(c) The list of Service Contracts for the Meadowmont Property included in the Due Diligence Materials is true and correct in all material respects as of the date of its preparation. Other than the Service Contracts for the Meadowmont Property delivered to SOIF II as part of the Property Information, there are, to BEMT Meadowmont’s knowledge, no other property or asset management contracts or other arrangements, contracts and agreements to which any of BR Meadowmont Member or the Meadowmont Companies is a party affecting the ownership, repair, maintenance, leasing or operation of the Meadowmont Property, and the copies of such documents delivered to SOIF II are true and correct in all material respects. To BEMT Meadowmont’s knowledge, neither the Meadowmont Title Holder nor any other party to any of the Service Contracts is in default thereunder beyond any applicable notice or cure period.

(d) There are no pending or, to BEMT Meadowmont’s knowledge, threatened in writing (a) eminent domain proceedings for the condemnation of any portion of the Meadowmont Land or (b) litigation against the Meadowmont Title Holder or any of the BR Meadowmont Member or the Meadowmont Companies in respect of the Meadowmont Property which, if decided adversely to the Meadowmont Title Holder or any of the BR Meadowmont Member or the Meadowmont Companies, would have a Material Adverse Effect.

(e) To BEMT Meadowmont’s knowledge, and except as set forth on a Disclosure Schedule: (a) all material licenses or permits necessary to operate the Meadowmont Property in material compliance with applicable Laws and otherwise as presently operated are in full force and effect and (b) the Meadowmont Title Holder is in compliance in all material respects with each such license and permit.

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(f) Except as set forth on a Disclosure Schedule, neither the BR Meadowmont Member nor the Meadowmont Companies has received written notice from any governmental authority or agency having jurisdiction over the Meadowmont Property that the Meadowmont Property or its use is in material violation of any Law that would have a Material Adverse Effect.

(g) To BEMT Meadowmont’s knowledge, and except as may be disclosed in the environmental reports made available to SOIF II as a part of the Property Information, no Hazardous Materials have, during the period of the Meadowmont Title Holder’s ownership of the Meadowmont Property, existed or currently exist in, on or under, or have been or are being disposed of or released from, the Meadowmont Property in quantities that exceed reportable concentrations under current applicable Environmental Laws; and, to BEMT Meadowmont’s knowledge, no well or wells, underground storage tank or tanks (whether existing or abandoned) exist or have, during the period of the Meadowmont Title Holder’s ownership of the Meadowmont Property, existed on or under the Meadowmont Property.

(h) Copies of the Property Information and all documents containing information material to the ownership or operation of the Meadowmont Property have been delivered to SOIF II and are true, correct and complete copies; and BEMT Meadowmont is not aware of any material inaccuracy or omission in such information.

(i) The Loan Documents pertaining to the Meadowmont Property delivered to SOIF II as part of the Property Information include true, accurate and complete copies in all material respects of all of the documents and instruments in effect with respect to the Loans, including all amendments, modifications and supplements thereto. No material default or breach exists under any Loan Document pertaining to the Meadowmont Property beyond any applicable cure period, nor does there exist any material default or breach, or any material event or circumstance, which, with the giving of notice or passage of time, or both, would constitute, to BEMT Meadowmont’s knowledge, a material default or breach by the Meadowmont Title Holder or any other party under any of the Loan Documents pertaining to the Meadowmont Property.

(j) The Meadowmont Title Holder is the owner of its respective Personal Property free and clear of all Encumbrances other than the Permitted Exceptions, and has not previously assigned its rights in and to its Personal Property except for security interests granted as security for the Loans. Except as set forth in the Property Information, the Meadowmont Title Holder does not lease any equipment or other personal property in connection with the ownership or operation of the Meadowmont Property.

(k) All vacant rental units at the Properties are substantially in rent ready condition, except for units vacant for routine cleaning or maintenance as is customarily performed by each Title Holder in the ordinary course of business consistent with current practices.

(l) Except as set forth in a Disclosure Schedule, BEMT Meadowmont has not received written notice of any uncured violation of any declaration of covenants, conditions and restrictions, reciprocal easement agreements or similar instrument governing or affecting the use, operation, maintenance, management or improvement of all of any portion of the Meadowmont Property (collectively “CCRs”), and to BEMT Meadowmont’s knowledge the Meadowmont Title Holder is not in material default under, and the Meadowmont Property is in compliance in all material respects with, all applicable CCRs. Without limiting the foregoing, to BEMT Meadowmont’s knowledge, the Meadowmont Title Holder is not in default with respect to payment of any material contributions or assessments payable by Meadowmont Title Holder under any CCRs.

6.8 Buyers’ Representations and Warranties. As a material inducement to Sellers to execute this Agreement and consummate the Closing, each Buyer represents and warrants to each respective Seller that:

(a) Buyer has been duly formed or organized as a limited partnership or limited liability company, as applicable, is validly existing and, as of Closing, will be in good standing in the state of its formation or organization, and is authorized to exercise all of its powers, rights and privileges.

(b) Buyer has the power and authority, under its Charter Documents, to own and operate its properties, to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement.

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(c) All action on the part of the Buyer and its partners, owners, members, managers, officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Buyer hereunder and completion of the transactions hereunder, has been taken or will be taken prior to the expiration of the Due Diligence Period. This Agreement constitutes a legally binding and valid obligation of Buyer enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d) The execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations pursuant hereto will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (x) any provision of Buyer’s Charter Documents; (y) any provision of any judgment, decree or order to which Buyer is a party or by which it or its property or assets are bound; or (z) any statute, rule or governmental regulation applicable to Buyer or its property or assets.

(e) The execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations pursuant hereto will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any material contract or agreement to which Buyer is a party.

(f) There is no action, suit, proceeding or investigation pending or, to the knowledge of Buyer, threatened in writing against Buyer that challenges the validity of this Agreement or the right of Buyer to enter into this Agreement, or that might result, either individually or in the aggregate, in Buyer’s inability to perform its obligations under this Agreement. There is no judgment, decree or order of any court, arbitrator, tribunal or governmental or similar authority in effect against Buyer, and the Buyer is not in default with respect to any order of any court, arbitrator, tribunal or governmental or similar authority binding upon Buyer or by which it or its property or assets are bound that would prevent the Buyer from performing its obligations under this Agreement.

(g) Buyer is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in the transactions described herein, directly or indirectly, on behalf of, or instigating or facilitating the transactions described herein, directly or indirectly, on behalf of, any such person, group, entity or nation.

(h) Buyer is acquiring the applicable Interests for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”)) thereof. Buyer understands that the Interests have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

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6.9 Limitations; Definition of Knowledge.

(a) Except for the representations and warranties contained in Sections 6.1-6.8 (as modified by the Exception Matters, Appendices and Schedules hereto), or any documents delivered to a Buyer at Closing in connection with this Agreement (collectively, “Sellers’ Reps”), neither Sellers nor any other Person (including, for the avoidance of doubt, any equity holder of Sellers) makes any other express or implied representation or warranty in respect of any of the Interests, the Managing Members, the Companies, the Properties or the transactions contemplated hereby, and Sellers disclaims all other representations or warranties, whether made by any of the Managing Members, the Companies or any of their respective Affiliates, officers, directors, employees, agents or representatives. Except for Sellers’ Reps, Sellers hereby disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Buyers or their Affiliates or representatives (including any opinion, information, projection or advice that may have been or may be provided to Buyers by any director, officer, employee, agent, consultant or representative of any of the Managing Members, the Companies or any of their respective Affiliates). The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed. EXCEPT FOR AND SUBJECT ONLY TO SELLERS’ REPS, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, RELATING TO THE INTERESTS, THE MANAGING MEMBERS, THE COMPANIES, THE PROPERTIES OR ANY PORTION THEREOF, OR THE CONDITION OF OR MATERIALS RELATING TO THE INTERESTS, THE MANAGING MEMBERS, THE COMPANIES, THE PROPERTIES, IN WHOLE OR IN PART, OR ANY OTHER MATTER, ALL SUCH REPRESENTATIONS AND WARRANTIES BEING HEREBY EXPRESSLY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND SUBJECT ONLY TO SELLERS’ REPS, BUYERS ARE PURCHASING THE INTERESTS “AS IS” AND “WITH ALL FAULTS.” EXCEPT FOR SELLERS’ REPS, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO, AND BUYER IS NOT RELYING ON ANY REPRESENTATIONS WITH RESPECT TO: (a) environmental matters relating to any Property or any portion thereof, including the presence of any Hazardous Materials on any Property; (b) the presence of mold or other microbial agents in any Property; (c) geological or seismic conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, and limitations regarding the withdrawal of water there from, and faulting; (d) whether or not and the extent to which any Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway, or special flood hazard; (e) drainage and soil conditions of any Property; (f) the existence of or availability of any development rights; (g) zoning requirements (including any special use permits) to which any Property or any portion thereof may be subject or the status of compliance with such requirements; (h) the availability of any utilities to any Property or any portion thereof including, without limitation, water, sewage, gas and electricity; (i) usages of any adjoining property; (j) access to any Property or any portion thereof; (k) the value, compliance with specifications, size, location, age, use, merchantability, quality, description, or condition of any Property or any portion thereof, or suitability of any Property or any portion thereof for Buyers’ purposes, or fitness for any use or purpose whatsoever; (l) the compliance of any Property with applicable building codes, fire codes, land use or access laws or ordinances including, without limitation, the Americans with Disabilities Act (and the local equivalent thereof) or any similar Laws, including Environmental Laws; (m) enforceability of any Lease or Contract; (n) whether Sellers will continue to own or operate any property adjacent to or in proximity to any Property, (o) the square footage or leaseable area of the Improvements and/or the real property, or (p) the credit-worthiness of any tenant under any of the Leases. The disclaimer expressed in this Section 6.9(a) shall survive Closing.

(b)         As used herein, “SOIF I’s knowledge”, “known to SOIF I” or similar phrases means the actual knowledge of the BR Creekside Member or BR Springhouse Member, as applicable.

(c)         As used herein, “SOIF II’s knowledge”, “known to SOIF II” or similar phrases means the actual knowledge of BR Creekside Member.

(d)         As used herein, “BEMT Meadowmont’s knowledge”, “known to BEMT Meadowmont” or similar phrases means the actual knowledge of BR Meadowmont Member.

6.10 Survival of Representations and Warranties. The representations and warranties set forth in this Article 6 are made as of the Effective Date and each of Sellers and Buyers shall be deemed to have remade all of their respective representations and warranties as of the Closing Date. Such representations and warranties shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of 12 months (the “Limitation Period”); provided that (a) the representations set forth in Section 6.1(a), (b), (c) and (d), Section 6.2(a), (c), (d) and (e), Section 6.4(a), (c), (d) and (e) and Section 6.6(a), (c), (d) and (e) (the “Title and Authority Warranties”) shall survive the Closing indefinitely and (b) the representations set forth in Section 6.2(m), Section 6.4(m) and Section 6.6(m) (the “Tax Warranties”) shall survive the Closing for a period ending sixty (60) days after the expiration of the applicable statute of limitations (including extensions thereof). Sellers and Buyers shall have the right to bring an action for breach of such representations and warranties if they give the other party written notice of the circumstances giving rise to the alleged breach within the survival period specified therefor in this Section 6.10.

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ARTICLE 7. DEFAULT AND REMEDIES

7.1 Seller’s Default. If the Closing fails to occur due to the default of a Seller, the Earnest Money attributable to such defaulted Seller shall be disbursed to the applicable Buyer and Buyer shall be entitled to recover from the applicable defaulting Seller any out-of-pocket expenses incurred by Buyer related to this Agreement.

7.2 Buyer’s Default. If the Closing fails to occur due to the default of a Buyer, the Earnest Money attributable to such defaulted Buyer shall be disbursed to the applicable Seller as liquidated damages.

7.3 Other Expenses. Notwithstanding the respective limitations set forth in Section 7.1 and 7.2, if this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees due any third parties.

ARTICLE 8. INDEMNIFICATION AND LIMITATION ON LIABILITY

8.1 Indemnification between SOIF I and BEMT Creekside and BEMT Springhouse. SOIF I, on the one hand, and BEMT Creekside and BEMT Springhouse (the “BEMT SOIF I Buyers”), jointly and severally, on the other hand (for purposes of this Section 8.1, each an “indemnitor”), shall indemnify, defend and hold the other (for purposes of this Section 8.1, the “indemnified party”) harmless from any liability, claim, demand, loss, expense or damage that is: (a) suffered by, or asserted by any third party against the indemnified party arising from any act or omission of the indemnitor, its agents, employees or contractors or otherwise arising out of the ownership or operation of the SOIF I Creekside Interest or the SOIF I Springhouse Interest first arising or occurring prior to the Closing (with respect to SOIF I as indemnitor) or from and after the Closing (with respect to the BEMT SOIF I Buyers as the indemnitors); (b) arising out of the breach or inaccuracy of any of the indemnitor’s representations and warranties set forth herein; or (c) except as provided in Article 7, arising out of any failure by SOIF I or the BEMT SOIF I Buyers to perform any covenant or obligation of SOIF I or the BEMT SOIF I Buyers, as applicable, set out in this Agreement.

8.2 Limitation on SOIF I’s Liability. Notwithstanding any other provision of this Article 8 to the contrary, (a) SOIF I shall not have any indemnification obligations for claims under Section 8.1 unless and until the aggregate amount of such claims exceeds $30,000 (provided that, once the amount of such claims exceeds $30,000, SOIF I shall pay damages from the first dollar of damages) and (b) in no event shall SOIF I’s aggregate liability for claims under Section 8.1 of this Agreement exceed $500,000; provided, however, that the limitations on liability set forth in this Section 8.2 shall not apply to any loss or liability arising from any breach of any of SOIF I’s Title and Authority Warranties, or to SOIF I’s obligations with respect to reprorations under Section 5.2, which liability and obligations shall not be credited against the foregoing cap. Except as provided in Article 7, the provisions of this Article 8 shall be the sole and exclusive remedy of the BEMT Parties with respect to matters which are subject to indemnification by SOIF I under Sections 8.1 of this Agreement, all other remedies with respect to such matters being hereby waived.

8.3 Indemnification between SOIF II and BEMT Creekside. SOIF II, on the one hand, and BEMT Creekside on the other hand (for purposes of this Section 8.3, each an “indemnitor”), shall indemnify, defend and hold the other (for purposes of this Section 8.3, the “indemnified party”) harmless from any liability, claim, demand, loss, expense or damage that is: (a) suffered by, or asserted by any third party against the indemnified party arising from any act or omission of the indemnitor, its agents, employees or contractors or otherwise arising out of the ownership or operation of the SOIF II Creekside Interest first arising or occurring prior to the Closing (with respect to SOIF II as indemnitor) or from and after the Closing (with respect to BEMT Creekside as the indemnitor); (b) arising out of the breach or inaccuracy of any of the indemnitor’s representations and warranties set forth herein; or (c) except as provided in Article 7, arising out of any failure by SOIF II or BEMT Creekside to perform any covenant or obligation of SOIF II or BEMT Creekside, as applicable, set out in this Agreement.

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8.4 Limitation on SOIF II’s Liability. Notwithstanding any other provision of this Article 8 to the contrary, (a) SOIF II shall not have any indemnification obligations for claims under Section 8.3 unless and until the aggregate amount of such claims exceeds $30,000 (provided that, once the amount of such claims exceeds $30,000, SOIF II shall pay damages from the first dollar of damages) and (b) in no event shall SOIF II’s aggregate liability for claims under Section 8.3 of this Agreement exceed $500,000; provided, however, that the limitations on liability set forth in this Section 8.4 shall not apply to any loss or liability arising from any breach of any of SOIF II’s Title and Authority Warranties, or to SOIF II’s obligations with respect to reprorations under Section 5.2, which liability and obligations shall not be credited against the foregoing cap. Except as provided in Article 7, the provisions of this Article 8 shall be the sole and exclusive remedy of BEMT Creekside with respect to matters which are subject to indemnification by SOIF II under Sections 8.3 of this Agreement, all other remedies with respect to such matters being hereby waived.

8.5 Indemnification between BEMT Meadowmont, BEMT and SOIF II. BEMT Meadowmont and BEMT, on the one hand, and SOIF II, jointly and severally, on the other hand (for purposes of this Section 8.5, each an “indemnitor”), shall indemnify, defend and hold the other (for purposes of this Section 8.5, the “indemnified party”) harmless from any liability, claim, demand, loss, expense or damage that is: (a) suffered by, or asserted by any third party against the indemnified party arising from any act or omission of the indemnitor, its agents, employees or contractors or otherwise arising out of the ownership or operation of the BEMT Meadowmont Interest first arising or occurring prior to the Closing (with respect to BEMT Meadowmont and BEMT as indemnitor) or from and after the Closing (with respect to SOIF II as the indemnitor); (b) arising out of the breach or inaccuracy of any of the indemnitor’s representations and warranties set forth herein; or (c) except as provided in Article 7, arising out of any failure by BEMT Meadowmont, BEMT or SOIF II to perform any covenant or obligation of BEMT Meadowmont, BEMT or SOIF II, as applicable, set out in this Agreement.

8.6 Limitation on BEMT Meadowmont and BEMT’s Liability. Notwithstanding any other provision of this Article 8 to the contrary, (a) BEMT Meadowmont and BEMT shall not have any indemnification obligations for claims under Section 8.5 unless and until the aggregate amount of such claims exceeds $30,000 (provided that, once the amount of such claims exceeds $30,000, BEMT Meadowmont or BEMT shall pay damages from the first dollar of damages) and (b) in no event shall BEMT Meadowmont’s or BEMT’s collective aggregate liability for claims under Section 8.5 of this Agreement exceed $500,000; provided, however, that the limitations on liability set forth in this Section 8.6 shall not apply to any loss or liability arising from any breach of any of BEMT Meadowmont’s Title and Authority Warranties, or to BEMT Meadowmont’s obligations with respect to reprorations under Section 5.2, which liability and obligations shall not be credited against the foregoing cap. Except as provided in Article 7, the provisions of this Article 8 shall be the sole and exclusive remedy of SOIF II with respect to matters which are subject to indemnification by BEMT Meadowmont and BEMT under Sections 8.5 of this Agreement, all other remedies with respect to such matters being hereby waived.

8.7 Survival. The provisions of this Article 8 shall survive the Closing; provided that claims under clause (a) or (b) of Section 8.1, clause (a) or (b) of Section 8.3 or clause (a) or (b) of Section 8.5 shall be subject to the time limitations set forth in Section 6.10. For the avoidance of doubt, the parties acknowledge that, notwithstanding that claims under clause (a) of Section 8.1, clause (a) of Section 8.3 or clause (a) of Section 8.5 may not arise out of a breach or inaccuracy of the indemnitor’s representations or warranties, such claims are subject to the Limitation Period. Any claim for indemnification under Section 8.1(a) or (b), Section 8.3(a) or (b) or Section 8.5(a) or (b) not made on or prior to the expiration of the Limitation Period set forth in Section 6.10 shall be irrevocably and unconditionally waived and released.

ARTICLE 9. MISCELLANEOUS

9.1 Parties Bound. No party may assign this Agreement without the prior written consent of the other parties, and any such prohibited assignment shall be void. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, permitted assigns, heirs, and devises of the parties.

9.2 Headings; Entirety; Amendments. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof. All exhibits, schedules and appendices attached to this Agreement are incorporated herein as if fully set forth in this Agreement and shall be deemed to be a part of this Agreement. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Interests, the Companies or the Properties (other than the Charter Documents of the Managing Members and the Companies). This Agreement may be amended or supplemented (except as noted in the preceding sentence) only by an instrument in writing executed by the party against whom enforcement is sought.

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9.3 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by a party to enforce against another party any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

9.4 Governing Law; Calculation of Time Periods; Time. This Agreement shall, in all respects, be governed and enforced in accordance with the laws of the state of New York. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in New York, New York, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:30 p.m. New York, New York time. Time is of the essence in the performance of this Agreement.

9.5 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise, other than the indemnified parties referenced in Section 2.1 pursuant to and for purposes of Section 2.1, in Section 8.1 pursuant to and for purposes of Section 8.1 and Section 8.3 pursuant to and for purposes of Section 8.3, who shall be express third party beneficiaries hereof solely for purposes of Section 2.1, Section 8.1 or Section 8.3, as applicable.

9.6 Confidentiality. No party shall make a public announcement or other disclosure of this Agreement or any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of the other, which consent may not be unreasonably conditioned, delayed or withheld so long as such public disclosure is otherwise in compliance with this Agreement; provided, however, that without the consent of the other party, a party may make (i) any public disclosure it reasonably believes is required by applicable Law, rule or regulation (in which event such party shall use reasonable efforts to advise the other party prior to the making of such disclosure); (ii) such disclosure as may be reasonably necessary to enforce any provision of this Agreement; (iii) any disclosure to any lender or prospective lender, creditor, officer, employee, agent, current or prospective investor and their advisors, current or prospective financial partner, or Affiliate as necessary to perform its obligations under this Agreement or (iv) any public disclosure that is deemed advisable by such party or its counsel to be disclosed in connection with financial reporting, securities disclosures or other legal, tax or financial requirements or guidelines applicable to such party or any Affiliate thereof, including any disclosures to the Securities and Exchange Commission and any press release required by the Securities and Exchange Commission in connection therewith.

9.7 Enforcement Expenses. Should any party employ attorneys or arbitrators to bring an action or arbitration to enforce any of the provisions hereof, the non-prevailing party in such action or arbitration shall pay the prevailing party all reasonable costs, charges, and expenses, including attorneys’ fees and costs, expended or incurred in connection therewith (not to exceed, in the aggregate, $500,000). The limitations set forth in Section 8.2, Section 8.4 and Section 8.6 shall not apply with respect to this Section 9.7.

9.8 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the following parties:

If to BEMT Meadowmont:	c/o Bluerock Enhanced Multifamily Advisor
Heron Tower
55 East 70th Street
9th Floor
New York, NY 10002
Attn: Michael L. Konig

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If to BEMT Creekside:	c/o Bluerock Enhanced Multifamily Advisor
Heron Tower
55 East 70th Street
9th Floor
New York, NY 10002
Attn: Michael L. Konig

If to BEMT Springhouse:	c/o Bluerock Enhanced Multifamily Advisor
Heron Tower
55 East 70th Street
9th Floor
New York, NY 10002
Attn: Michael L. Konig

If to SOIF I:	c/o Bluerock Real Estate
Heron Tower
55 East 70th Street
9th Floor
New York, NY 10002
Attn: Jordan S. Ruddy

If to SOIF II:	c/o BR SOIF II Manager
Heron Tower
55 East 70th Street
9th Floor
New York, NY 10002
Attn: Jordan S. Ruddy

9.9 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and the documents to be executed on or prior to the Closing Date and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, the documents to be delivered on or prior to the Closing Date or any exhibits or amendments thereto.

9.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, and by each party hereto on separate counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile or email counterparts of the signature pages which shall be deemed original signatures for all purposes.

9.11 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party on or prior to the Closing Date, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Interests to Buyers.

9.12 Waiver of Jury Trial; Forum. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS AGREEMENT IN A FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

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9.13 Mutual Execution. Until this Agreement has been duly executed by all parties hereto and a fully executed copy has been delivered to each party hereto (which may occur by facsimile transmission or e-mail), this Agreement shall not be legally binding against the parties.

9.14 Cooperation. Subject to the provisions of this Agreement, the parties agree to cooperate and use Commercially Reasonable Efforts to consummate the transactions contemplated hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year written below.

SOIF I:

BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND, LLC
a Delaware limited liability company

	BY:	Bluerock Real Estate, L.L.C., its manager

		By:	/s/ Jordan S. Ruddy
		Name:	Jordan S. Ruddy
		Title:	Authorized Signatory

Dated: June 22, 2012

SOIF II:

BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND II, LLC
a Delaware limited liability company

	BY:	BR SOIF II Manager, LLC, a Delaware limited liability company, its manager

		By:	Bluerock Real Estate, L.L.C., a Delaware limited liability company, its sole member

			By:	/s/ Jordan S. Ruddy
			Name:	Jordan S. Ruddy
			Title:	Authorized Signatory

Dated: June 22, 2012

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BEMT MEADOWMONT, LLC:

BEMT MEADOWMONT, LLC
a Delaware limited liability company

	BY:	Bluerock Enhanced Multifamily Holdings, LP, a Delaware limited partnership, its general partner

		By:	Bluerock Enhanced Multifamily Trust, Inc., its general partner

			By:	Bluerock Enhanced Multifamily Advisor, LLC, a Delaware limited liability company, its advisor

			By:	/s/ Jordan S. Ruddy
			Name:	Jordan S. Ruddy
Dated: June 22, 2012			Title:	Senior Vice President and Chief Operating Officer

BEMT:

BLUEROCK ENHANCED MULTIFAMILY HOLDINGS, L.P., a Delaware limited partnership

	BY:	Bluerock Enhanced Multifamily Trust, Inc., its general partner

		By:	Bluerock Enhanced Multifamily Advisor, LLC, aDelaware limited liability company, its advisor

			By:	/s/ Jordan S. Ruddy
			Name:	Jordan S. Ruddy
Dated: June 22, 2012			Title:	Senior Vice President and Chief Operating Officer

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BEMT CREEKSIDE, LLC:

BEMT CREEKSIDE, LLC
a Delaware limited liability company

	BY:	Bluerock Enhanced Multifamily Holdings, LP, a Delaware limited partnership, its general partner

		By:	Bluerock Enhanced Multifamily Trust, Inc., its general partner

			By:	Bluerock Enhanced Multifamily Advisor, LLC, a Delaware limited liability company, its advisor

			By:	/s/ Jordan S. Ruddy
			Name:	Jordan S. Ruddy
Dated: June 22, 2012			Title:	Senior Vice President and Chief Operating Officer

BEMT SPRINGHOUSE, LLC:

BEMT SPRINGHOUSE, LLC
a Delaware limited liability company

	BY:	Bluerock Enhanced Multifamily Holdings, LP, a Delaware limited partnership, its general partner

		By:	Bluerock Enhanced Multifamily Trust, Inc., its general partner

			By:	Bluerock Enhanced Multifamily Advisor, LLC, a Delaware limited liability company, its advisor

			By:	/s/ Jordan S. Ruddy
			Name:	Jordan S. Ruddy
Dated: June 22, 2012			Title:	Senior Vice President and Chief Operating Officer

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Schedule 1.1

Seller	Purchaser	Interest	Allocated Purchase Price	Payment Information
SOIF I	BEMT Creekside	1.0% limited liability company interest in BR Creekside Managing Member, LLC	$54,766
SOIF I	BEMT Springhouse	1.0% limited liability company interest in BR Springhouse Managing Member, LLC	$93,000
SOIF II	BEMT Creekside	1.0% limited liability company interest in BR Creekside Managing Member, LLC	$54,766
BEMT Meadowmont	SOIF II	32.5% limited liability company interest in BR Meadowmont Managing Member, LLC	$3,113,581

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Exhibit A

Ventures, Properties and Percentage Interests

Managing Member	Venture	Property	City, State	Percentage Interest

BR Springhouse Managing Member, LLC	BR Hawthorne Springhouse JV, LLC	Springhouse	Newport News, VA	75.0%

BR Creekside Managing Member, LLC	BR Hawthorne Creekside JV, LLC	Creekside	Chattanooga, TN	69.925%

BR Meadowmont Managing Member, LLC	Bell BR Meadowmont JV, LLC	Meadowmont	Chapel Hill, NC	50.0%

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Exhibit B-1, B-2 and B-3

Org Charts

[SEE ATTACHMENTS]

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APPENDIX 1.2

Defined Terms

“Affiliate” shall mean: (a) an entity that directly or indirectly controls, is controlled by or is under common control with the party in question; or (b) an entity at least a majority of whose economic interest is owned by the party in question; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

“Agreement’ shall have the meaning given to it in the preamble to this Agreement.

“Amended Venture Agreement” and “Amended Venture Agreements” shall each have the respective meaning given to it in Section 4.3(f) hereof.

“Assignment of Interests” shall have the meaning given to it in Section 4.3(a) hereof.

“BEMT” shall have the meaning given to it in the preamble to this Agreement.

“BEMT Creekside” shall have the meaning given to it in the preamble to this Agreement.

“BEMT Meadowmont” shall have the meaning given to it in the preamble to this Agreement.

“BEMT Parties” shall mean BEMT Springhouse, BEMT Creekside, BEMT Meadowmont, and for certain representations and warranties hereunder only, BEMT.

“BEMT Springhouse” shall have the meaning given to it in the preamble to this Agreement.

“BR Creekside Member” shall have the meaning given to it in the Recitals to this Agreement.

“BR Meadowmont Member” shall have the meaning given to it in the Recitals to this Agreement.

“BR Springhouse Member” shall have the meaning given to it in the Recitals to this Agreement.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under applicable laws, or are in fact closed, in New York, New York.

“Buyer” or “Buyers” shall mean (i) SOIF II with respect to the BEMT Meadowmont Interest; (ii) BEMT Creekside with respect to the Creekside Interests; and (iii) BEMT Springhouse with respect to the SOIF I Springhouse Interest.

“Buyers’ Representative” shall have the meaning given to it in Section 2.1 hereof.

“Charter Documents” shall mean, with respect to any entity, its articles of incorporation, declaration of trust, bylaws, partnership agreement, statement of partnership, certificate of limited partnership, limited liability company agreement, limited liability certificate or articles, or other charter or governing or organizational documents, and all amendments or supplements to any of the foregoing (but excluding the Amended Venture Agreements).

“Closing” shall mean the occurrence of the following: (i) the satisfaction of all conditions precedent set forth herein (or the waiver in writing of such condition by the party entitled to the benefit of such condition) and (ii) the execution and delivery of the other documents and items to be executed and delivered pursuant to Article 4 and the other provisions hereof; and (iii) the consummation of the purchase and sale of the Interests as provided in this Agreement.

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“Closing Date” shall mean the date on which the Closing occurs.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commercially Reasonable Efforts” shall mean, whenever there is imposed on any party such standard, that such party shall be required to exert those efforts or diligence only to the extent they are economically feasible, practicable and reasonable under the circumstances and shall not impose upon such party material financial or other burdens or require any party to institute any legal action.

“Companies” shall mean each of the Ventures and each of the Subsidiaries.

“Creekside Companies” shall mean Creekside Venture together with each of its Subsidiaries.

“Creekside Interests” shall mean the collective of the SOIF I Creekside Interest and the SOIF II Creekside Interest.

“Creekside Property” shall mean that certain multi-family apartment complex containing 192 units known as Reserve at Creekside Village Apartments and located at 1340 Reserve Way, Chattanooga, Hamilton County, Tennessee 37421.

“Creekside Title Holder” shall have the meaning given to it in the Recitals to this Agreement.

“Creekside Venture” shall have the meaning given to it in the Recitals to this Agreement.

“Debt Conditions” shall have the meaning given to it in Section 4.2(a) hereof.

“Disclosure Schedule” shall mean the schedule annexed to this Agreement which lists any exceptions to the applicable disclosures made in the main text of the Agreement.

“Due Diligence Materials” shall mean the Property Information, the Company Information and any other reports, financial statements or written materials delivered or made available to a respective Buyer by or on behalf of a respective Seller prior to the end of the Due Diligence Period.

“Encumber” shall mean to voluntarily or involuntarily create, or permit to suffer the creation of, any Encumbrances.

“Encumbrances” shall mean any and all security interests, pledges, liens, charges, easements, encroachments, claims, purchase options or other encumbrances or restrictions of any kind on title to any asset, including, without limitation, any restriction on the use, transfer, receipt of income or other exercise of any attribute of ownership of such asset (not including applicable Laws).

“Environmental Laws” shall mean, without limitation, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal, state, county, municipal and other local laws governing or relating to Hazardous Materials or the environment together with their implementing regulations, ordinances and guidelines.

“ERISA” shall mean Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agreement” shall have the meaning given to it in Section 1.4 hereof.

“Existing Title Exceptions” shall mean as to each Existing Title Policy, the exceptions set forth in such Existing Title Policy.

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“Existing Title Policies” shall mean the most recent owner’s title insurance policy insuring each Title Holder, copies of which have been or will be delivered to Buyers as part of the Property Information.

“FIRPTA Certificate” shall have the meaning given to it in Section 4.3(b) hereof.

“Governmental Authority” and “Governmental Authorities” shall mean any governmental authority having jurisdiction over any of the Properties, Buyers, Sellers, the Companies or any of their respective Affiliates, including, without limitation, the United States of America, the state, county and municipality where each Property is located, and any court, agency, department, commission, board, bureau, utility district, flood control district, improvement district or similar district, or other instrumentality of any of them.

“Hazardous Materials” shall mean, without limitation, polychlorinated biphenyls, urea formaldehyde, radon gas, lead paint, radioactive matter, asbestos, petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous, infectious or toxic under any Environmental Law.

“Improvements” shall mean, as to each Property, all buildings, fixtures, structures, parking areas, landscaping and other improvements located on the applicable Land.

“Intangible Property” shall mean, as to each Property, all right, title and interest of the applicable Title Holder in and to all intangible personal property owned by such Title Holder and now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of the applicable Real Property, including, without limitation, any and all trade names and trademarks associated with such Real Property; the plans and specifications for the applicable Improvements, including as-built plans; unexpired warranties, guarantees, indemnities and claims against third parties; contract rights related to the construction, operation, repair, renovation, ownership or management of the Real Property; pending permit or approval applications as well as existing permits, approvals and licenses (to the extent assignable); insurance proceeds and condemnation awards; and books and records relating to the applicable Property.

“Interests” shall mean the SOIF I Creekside Interest, the SOIF II Creekside Interest, the SOIF I Springhouse Interest and the BEMT Meadowmont Interest, collectively.

“Land” shall mean, for each Property, the land owned by the applicable Title Holder, as described in the Existing Title Policy insuring such Title Holder, and all rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances in anywise appertaining to the Land, including any and all mineral rights, development rights, water rights and the like; and all right, title, and interest of such Title Holder in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Land.

“Laws” shall mean all applicable federal, state and local laws, rules, ordinances, regulations and codes, including without limitation, all zoning, building, health and safety, environmental, land use and persons with disabilities requirements.

“Leases” shall mean, as to each Property, all leases, subleases or other occupancy agreements pursuant to which any person has the right to occupy space in the Improvements.

“Limitation Period” shall have the meaning given to it in Section 6.10 hereof.

“Loan” and “Loans” shall mean, individually and collectively as applicable, the mortgage loans encumbering each of the Properties.

“Loan Documents” shall mean the documents and instruments evidencing and securing each of the Loans.

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“Managing Member” and “Managing Members” shall mean, individually and collectively, BR Creekside Member, BR Springhouse Member and BR Meadowmont Member, as shown on the organizational charts attached to this Agreement as Exhibits B-1, B-2 and B-3.

“Mandatory Cure Items” shall have the meaning given to it in Section 2.4.

“Material Adverse Effect” shall mean any circumstance, change or effect that (a) is materially adverse to the business, assets, properties, results of operations or financial condition of any Managing Member, Company or Property, individually or in the aggregate, or (b) materially impedes the ability of any of the Seller to consummate the transactions contemplated hereby; provided, however, a Material Adverse Effect shall exclude any circumstance, change or effect resulting from any one or more of the following: (i) any change in the United States or foreign economies or securities or financial markets in general, that does not materially disproportionately affect the business, assets, properties, results of operations or financial condition of the Managing Members or Companies taken as a whole as compared to other similarly situated Persons in the industries in which the Managing Members and Companies operate, (ii) any change that generally affects any industry in which any of the Managing Members or Companies operates, that does not materially disproportionately affect the business, assets, properties, results of operations or financial condition of the Managing Members and Companies taken as a whole as compared to other similarly situated Persons in the industries in which the Managing Members and Companies operate; (iii) any change arising in connection with hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (iv) any action taken by a Buyer in respect of the transactions contemplated hereby or in respect of the applicable Managing Members; (v) any changes in applicable Laws or accounting rules, which do not materially disproportionately affect the Managing Members or Companies taken as a whole as compared to other similarly situated Persons in the industries in which the Managing Members or Companies operate; or (vi) any effect resulting from the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated hereby.

“Meadowmont Property” shall mean that certain multi-family apartment complex containing 258-units known as Meadowmont Apartments and located at 100 Village Crossing Drive, Chapel Hill, North Carolina 27517.

“Meadowmont Title Holder” shall have the meaning given to it in the Recitals to this Agreement.

“Meadowmont Venture” shall have the meaning given to it in the Recitals to this Agreement.

“Objections” shall have the meaning given to it in Section 2.4 hereof.

“Objection Notice” shall have the meaning given to it in Section 2.4 hereof.

“Org Charts” shall mean the organizational charts attached to this Agreement as Exhibits B-1, B-2 and B-3.

“Percentage Interest” shall mean as to each Managing Member, the percentage of the aggregate membership interests of all the members of such Managing Member of the Interest in such Managing Member to be purchased by the respective Buyer hereunder.

“Permitted Exceptions” shall mean, the Existing Title Exceptions, any additional exceptions approved or deemed approved by a Buyer pursuant to Section 2.4 of this Agreement, documents and instruments securing any Loan, real estate taxes not yet due and payable and the rights of tenants in possession as tenants only under the Leases without any option to purchase or right of first refusal with respect to the Property.

“Person” shall mean a corporation, partnership, limited liability company, business trust or individual.

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“Personal Property” shall mean as to each Real Property, all right, title and interest of the applicable Title Holder in and to all tangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of such Real Property, including, without limitation, all equipment, machinery, heating, ventilating and air conditioning units, furniture, art work, furnishings, trade fixtures, office equipment and supplies, and, whether stored on or off-site, all tools and maintenance equipment, supplies, and construction and finish materials not yet incorporated in the Improvements but held for repairs and replacements.

“Property” shall mean, for each property identified on Exhibit A, the Real Property, the Leases, the Rents, the Personal Property, and the Intangible Property.

“Properties” shall mean a collective reference to each Property.

“Property Information” shall have the meaning given to it in Section 2.2 hereof.

“Real Property” shall mean, the Land and the Improvements.

“Rent Roll” shall mean the rent roll for each Property delivered to Buyers as part of the Property Information.

“Rents” shall mean, for each Property, all income from the applicable Real Property, including without limitation, all fixed or base rent, percentage rent, additional rent or other amounts payable by tenants under Leases with respect to operating expenses, taxes or other charges under the Leases.

“Seller” or “Sellers” shall mean (i) BEMT Meadowmont with respect to the BEMT Meadowmont Interest; (ii) SOIF I with respect to the SOIF I Springhouse Interest; and (iii) SOIF I and SOIF II with respect to the Creekside Interests.

“Service Contracts” shall mean, all service contracts and other contracts, agreements or instruments relating to the ownership, use, management or operation of the Properties, including equipment leases or any other lease in which Title Holder is lessee, but excluding the Leases, which are not cancellable upon less than ninety (90) days prior notice or which are valued in excess of fifty thousand dollars ($50,000) annually.

“SOIF I” shall have the meaning given to it in the preamble to this Agreement.

“SOIF I Creekside Interest” shall have the meaning given to it in the Recitals to this Agreement.

“SOIF I Springhouse Interest” shall have the meaning given to it in the Recitals to this Agreement.

“SOIF II” shall have the meaning given to it in the preamble to this Agreement.

“SOIF II Creekside Interest” shall have the meaning given to it in the Recitals to this Agreement.

“Springhouse Companies” shall mean Springhouse Venture together with each of its Subsidiaries.

“Springhouse Property” shall mean that certain multi-family apartment complex containing 432 units known as Springhouse Apartments and located at 100 Springhouse Way, Newport News, Virginia 23602.

“Springhouse Title Holder” shall have the meaning given to it in the Recitals to this Agreement.

“Springhouse Venture” shall have the meaning given to it in the Recitals to this Agreement.

“Subsidiary” and “Subsidiaries” shall mean, individually and collectively, each of the limited liability companies owned directly or indirectly by each Venture, as shown on the organizational charts attached to this Agreement as Exhibits B-1, B-2 and B-3.

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“Taxes” shall mean all federal, state, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, bulk sales taxes, transient occupancy taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, Transfer Taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies or other additions to taxes, including interest, fines and penalties.

“Title and Authority Warranties” shall have the meaning given to it in Section 6.10 hereof.

“Title Holder” shall mean the respective Subsidiary which is the direct owner of each Property, as shown on the Org Charts.

“Transfer Taxes” shall mean any and all taxes on the transfer, or deemed transfer, of the any Property as a result of the conveyance of the Interests pursuant to this Agreement payable pursuant to applicable Laws, but if and only to the extent that the conveyance of the applicable Interest pursuant to this Agreement is deemed to constitute a transfer of such Property that is subject to such tax, but not including real estate taxes or income taxes.

“Venture” and “Ventures” shall mean, individually and collectively, each of the Creekside Venture, the Springhouse Venture and the Meadowmont Venture.

“Venture Agreement” shall mean the limited liability company operating agreement governing each Venture, as amended, supplemented or amended and restated prior to the Effective Date.

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